Code of Ethics

for

DoubleLine Group LP

DoubleLine Capital LP

DoubleLine Equity LP

DoubleLine Commodity LP

DoubleLine Funds Trust

DoubleLine Equity Funds

DoubleLine Income Solutions Fund

and

DoubleLine Opportunistic Credit Fund

Effective Date: March 30, 2015

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	D.	Additional Restrictions Applicable to Access Persons	49

IX.	Outside Business Activities		52
	A.	General Policy	52
	B.	Receipt of Payment of Third Party Compensation	53
	C.	Annual Attestation	54

X.	Gifts and Gratuities and Political Activities		55
	A.	Gifts and Gratuities	55
	B.	Political Contributions	59
	C.	Foreign Corrupt Practices Act	63
	D.	Annual Attestation	65

XI.	Client Complaints and Indications of Inappropriate Conduct		66
	A.	General Statement of Policy	66
	B.	Responsibility of the Chief Compliance Officer	66

XII.	Annual Review by Trustees		67

ATTACHMENTS

Acknowledgement of Receipt of Initial Code of Ethics

Acknowledgement of Receipt of Initial Code of Ethics (consultants)

Acknowledgement of Receipt of Amended Code of Ethics

Exhibit I.A.:	New Access Person Introduction Checklist

Exhibit VII A1:	Annual or Initial Holdings Report

Exhibit VII A2:	Request for Duplicate Confirmations and Statements

Exhibit VII	Policy Regarding Special Trading Procedures for Securities of Certain Closed-End Funds

Exhibit VIII C:	Request for Preauthorization—Personal Trades

Exhibit X. A.:	Annual Non-Cash Compensation Acknowledgement and Certification (aka: Gift Form)

Exhibit X. B:	Initial Political Contributions Report

Exhibit XI D:	Foreign Corrupt Practices Act (FCPA) Questionnaire

Exhibit XI E:	Required Annual Attestations and Disclosures

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I.         INTRODUCTION

A number of entities affiliated with DoubleLine Group LP (“Group”)1 have jointly adopted this Code of Ethics (the “Code”) to set forth the ethical and professional standards required of those entities listed and defined below (collectively, the “Companies”) and to demonstrate the commitment of the Companies and their management to maintaining the trust and confidence of the investors in the funds offered by the Trust, the Equity Funds, DBL and DSL (all defined below and collectively, the “Funds”) and of the Adviser’s clients, to upholding high standards of integrity and business ethics and professionalism, and to compliance with legal and regulatory requirements and with the Companies’ internal policies and procedures. Various employees of Group, which provides operational support for the Trust, the Equity Funds, DBL and DSL, will perform certain actions discussed herein on behalf of DBL, DSL, the Equity Funds and the Trust.

The entities comprising the Companies are:

DoubleLine Group LP (“Group”)

DoubleLine Capital LP (“Adviser”, “Capital”)

DoubleLine Equity LP (“Adviser”, “Equity”)

DoubleLine Commodity LP (“Adviser”, “Commodity”)

DoubleLine Opportunistic Credit Fund (“DBL”)

DoubleLine Funds Trust (“Trust”)

DoubleLine Equity Funds (“Equity Funds”)

DoubleLine Income Solutions Fund (“DSL”)

Together, the series of funds within the Trust and Equity Funds are known as the “DoubleLine Funds”.

A.	Applicable to all Personnel

The Code covers all personnel of Group, DBL, DSL, the Trust, Equity Funds and the Advisers, including partners, officers, directors (and other persons occupying a similar status or performing similar functions), and employees, as well as individuals associated with the Companies in any manner that provide investment advice on their behalf and are subject to their supervision and control (collectively, hereinafter, the “DoubleLine Personnel” or “Personnel”). The term “Personnel” shall also include any individuals who are members of the DoubleLine Capital GP LLC, which is Capital’s general partner. Temporary employees and consultants that, in each case, are engaged by any of the Companies to provide clerical, administrative or professional services that are not directly investment related will not be considered to be Personnel subject to this Code except to the extent the Chief Compliance Officer (“CCO”) notifies them to the contrary.

[1]	Group is an entity which serves as the employer of the persons termed as “DoubleLine Personnel” under the Code. However, while it provides these persons to supply services to the Advisers under various service contracts, Group itself does not conduct activities requiring registration as a registered investment adviser. Group adopts this Code solely as an administrative convenience, to ensure that all persons employed by Group are subject to the Code because of the services rendered to registered investment advisers.

New employees, to include any temporary employees or consultants designated by the CCO, shall be briefed as to the requirements of the Code of Ethics, with Exhibit I. A. serving as a guideline to that introduction. The briefing is not a substitute for all employees reading the Code in its entirety at least annually. The fact that a briefing has not occurred or that the CCO has not made a determination of any existing employee’s change of status does not in any way limit the obligation of any person to comply with all applicable provisions of the Code.

1.	Applicability of this Code to the Disinterested Trustees

Various provisions of this Code either do not apply to the Trustees of the Trust, Equity Funds, DBL or DSL who are not “interested persons” within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the “Disinterested Trustees”), or applies only in a limited fashion.

The following Sections of this Code do not apply to the Disinterested Trustees:

•	Section VIII (Investment Activities)

•	Section IX (Outside Business Activities)

•	Section X (Gifts and Gratuities and Political Activities)

In addition, Disinterested Trustees are required to comply with only Subsection A(5) of Section VII (Reporting of Accounts and Transactions Involving Securities and Other Financial Products).

2.	Authority to Exempt Any Person from Coverage

Notwithstanding the foregoing, the Chief Compliance Officer may exempt any person from all or any portion of the Code upon a finding that such person is neither an “Access Person,” as defined at Rule 17j-1(a)(1) under the Investment Company Act of 1940 (the “Investment Company Act”) or Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) or a “supervised person,” as defined at Section 202(a)(25) of the Advisers Act, and that, such person’s duties and responsibilities are such that application of all or any particular portion of this Code to such person is not reasonably necessary. Accordingly, all persons subject to the Code shall be considered to be Access Persons, regardless of whether they meet any particular definition thereof while persons that have been exempted from all or any particular portion of the Code shall not be considered to be Access Persons to the extent of that exemption.

The Chief Compliance Officer also may waive provisions of the Code on a case-by-case basis, after reviewing the circumstances surrounding the request for a waiver. An example of such a waiver would be the waiver of the two-day requirement to execute a trade. The Chief Compliance Officer shall keep a written record of all such waivers and the basis for such waiver, which typically shall be recorded on a trade approval form or email.

3.	Documentation

The CCO is responsible (i) for maintaining a record of all personnel associated from time-to-time with the Companies and, as to each individual, the dates of such person’s association, the title or position held by such individual and whether such person was exempted from all or any portion of the Code and, therefore is not considered to be an Access Person, and, (ii) as to all persons exempted from all or any portion of the Code, for documenting the basis for such exemption. The CCO generally shall rely upon the Group’s Human Resources department for all such lists.

DOCUMENT RETENTION REQUIREMENT

Document: A record of all Trustees, officers and employees of a Fund and documentation of the basis for any exemption from the Code

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years after the end of the fiscal year in which such record was created, provided any documentation as to any exemption from the Code shall be maintained for a minimum of five years after the end of the fiscal year in which the relevant individual’s association with the Companies was terminated.

Regulatory Reference: Investment Company Act Rule 17j-1(f)(1)(D) and Advisers Act Rule 204-2(a)(13)(ii)

B.	Access to the Code

All Personnel will be provided access to the Code, either in hard copy or on the Companies’ internal electronic systems. Personnel should keep the Code available for easy reference.

C.	Regulatory Requirements

The Code has been adopted in connection with the Companies’ compliance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) or Rule 17j-1(c) under the Investment Company Act of 1940 (the “Investment Company Act”), as applicable.

As registered investment advisers, the Advisers, pursuant to Rule 204A-1, are required to establish, maintain and enforce a written code of ethics that, at a minimum:

•	Sets forth the general standard of conduct required of all supervised persons, which standard reflects the fiduciary duties that the Advisers and all such individuals owe to the Advisers’ clients.

•	Requires compliance by all supervised persons with applicable federal securities laws.

•	Requires certain supervised persons to report, and for the Advisers to review, their personal securities transactions and holdings periodically.

•	Requires prompt reporting by all supervised persons of any violations of this Code.

•	Requires distribution by the Advisers of the Code and of any amendments to all supervised persons and for the Advisers to obtain written acknowledgements from all such individuals as to their receipt of the Code.

DBL, DSL, the Trust, Equity Funds and the Advisers also are required pursuant to Rule 17j-1 under the Investment Company Act to adopt a written code of ethics that contain provisions reasonably necessary to prevent their “Access Persons,” as defined in Investment Company Act Rule 17j-1(a)(1), from:

•	employing any device, scheme or artifice to defraud a Fund;

•	making any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

•	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

•	engaging in any manipulative practice with respect to a Fund.

D.	Other Topics Covered In the Code

In addition to the minimum requirements set forth above, the Code also addresses the Companies’ policies and procedures regarding:

•	Sanctions for violating the Code

•	Safeguarding and maintaining confidential information

•	Prohibitions against insider trading

•	Investment activities

•	Outside business activities

•	Giving and receiving of gifts and entertainment

•	Political activities

•	Client complaints

•	Annual review by Trustees

E.	Code May be Supplemented by Other Applicable Policies

The Code has been drafted in a manner that allows it to apply equally to all Personnel regardless of their specific functions or responsibilities. As a result of this “one size fits all” approach, the Companies may, from time-to-time, supplement the Code as it applies to Personnel that perform certain functions or that have particular responsibilities by the adoption of separate, more specialized policies and procedures. Where this is the case, Personal to whom these separate policies and procedures apply must comply with both the Code and these additional policies—or the more restrictive of the two in the case of a conflict. More generally, the existence of the Code should not be understood as relieving Personnel, in any manner, from their continuing responsibility to familiarize themselves, and to comply, with all applicable policies and procedures of the Companies.

F.	Best Judgment and Further Advice

It is not reasonable to expect this Code or other applicable policies or procedures of the Companies to cover all of the possible situations that Personnel may encounter. For this reason, nothing in this Code removes the need for all Personnel to use their best judgment in order to maintain high professional standards and to consult with their supervisors as well as appropriate legal or compliance Personnel, as needed.

Personnel that are unsure how to handle a particular situation are urged to consult with their supervisor or legal or compliance personnel for advice.

References:	Advisers Act Section 202(a)(25): Definitions (definition of “Supervised Person”)

Advisers Act Rule 204A-1(a): Investment Adviser Codes of Ethics (adoption of code of ethics)

Investment Company Act Section 17: Transaction of Certain Affiliated Persons and Underwriters

Investment Company Act Rule 17j-1: Personal Investment Activities of Investment Company Personnel

II.        DUTY TO REPORT VIOLATIONS OF THIS CODE, SANCTIONS AND ACKNOWLEDGEMENT

A.	Duty to Report Violations of this Code

DoubleLine Personnel are required to report promptly any violation or potential violation of the Code to the Companies’ Chief Compliance Officer. Any such report shall be maintained in confidence and no retaliation shall be made against the individual making such report and, indeed, any retaliation for the reporting of a violation of the Code shall itself constitute a violation of the Code.

ACTION REQUIRED TO BE TAKEN
Any individual that becomes aware of a violation of this Code must promptly report such violation. RESPONSIBLE PARTY: Any applicable individual

1.	Review and Investigation

The Chief Compliance Officer shall be responsible for the prompt review and investigation of any violations of the Code reported to, or independently discovered by, the Chief Compliance Officer. The Chief Compliance Officer shall also be responsible for reporting any substantiated material violations of the Code to appropriate senior management within the Companies and to the Board of Trustees of the Trust, Equity Funds, DSL or DBL (as applicable) (the “Trustees”) and for appropriately documenting such review and investigation, the reporting thereof to senior management, and any action, including any sanctions, taken as a result thereof.

2.	Heightened Supervision or Other Responsive Actions

The Chief Compliance officer shall be responsible for determining whether any violation of the Code that is brought to the Chief Compliance Officer’s attention indicates a need (i) for heightened supervisory procedures, and, if so, the means by which such need should be addressed, and (ii) any change in the Companies’ procedures or policies or applicable controls. In addition, the Chief Compliance Officer, after conferring with legal, shall also be responsible for determining whether the violation, or any sanction imposed as a result thereof, requires disclosure or reporting, including to the Companies’ clients or, any regulatory, law enforcement or other outside party. The Chief Compliance Officer shall be responsible for appropriately documenting each determination.

3.	Involvement of Legal Counsel

Notwithstanding the assignment of responsibility to the Chief Compliance Officer with respect to the review and investigation and reporting of violations, where either the Chief Compliance Officer, counsel, or the Disinterested Trustees determine that sufficient reasons exist for any such review, investigation, or reporting to be conducted under the direction of legal counsel or such outside counsel as shall engage for such purpose, such legal or outside counsel shall have the ultimate responsibility for the conduct of such review, investigation, and the reporting and documentation thereof.

ACTION REQUIRED TO BE TAKEN

The Chief Compliance Officer is responsible for the review and investigation of violations of the Code, for reporting of any substantiated material violations to the Companies’ senior management and/or the Trustees, as applicable, for determining whether the violation indicates a need for heightened supervisory procedures, changes to procedures or policies or applicable controls, and whether there is any requirement to disclose or report the violation or any sanction imposed as a result thereof.

RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document: Documentation of the review and investigation of purported violations of the Code and the reporting, if applicable, thereof to senior management and/or the Trustees of any action taken as a result thereof.

Responsible Party: Chief Compliance Officer

Maintenance Period: A minimum of five years from the end of the fiscal year during which the documentation was created, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Advisers Act Rule 204-2(a)(12) and (e) and Investment Company Act Rule 17j-1(f)(B).

4.	Where the Chief Compliance Officer is Implicated by the Violation Being Reported

Notwithstanding the foregoing, where a person making a report believes that the Chief Compliance Officer is implicated in any violation being reported, the reporting person may report such violation to any of the Companies’ senior management, including the Disinterested Trustees, as such individual believes is appropriate (the “Receiving Person”). Upon the receipt of a report of a violation, the Receiving Person shall either cause the Companies to undertake such review and investigation of the reported violation and to take such other action as is contemplated above or promptly report such matter to another member of senior management as the Receiving Person believes is appropriate, who, upon receipt of such report, shall have the responsibility of a Receiving Person.

ACTION REQUIRED TO BE TAKEN

Each Receiving Person, if any, is responsible for either causing the applicable Adviser to undertake such review and investigation of any violation of the Code as is contemplated above or for promptly reporting such matter to another member of senior management who shall, thereupon, assume the responsibilities of a Receiving Person.

RESPONSIBLE PARTY: Each Receiving Person

References:	Advisers Act Rule 204A-1(a)(4): Investment Adviser Codes of Ethics (duty to report violations)

Advisers Act Rule 204-2(a)(12)(ii): Books and Records to be Maintained by Investment Advisers (record of any violation of the Code and action taken as a result)

Advisers Act Rule 204-2(e)(1): Books and Records to be Maintained by Investment Advisers (holding periods for certain required records)

Investment Company Act Rule 17j-1(c)(2)(ii)(A): Personal Investment Activities of Investment Company Personnel (Administration of Code of Ethics)

Investment Company Act Rule 17j-1(f)(B): Personal Investment Activities of Investment Company Personnel (Recordkeeping Requirements)

B.	Sanctions

1.	Requirement that Chief Compliance Officer be Informed of all Internal Discipline

No internal discipline shall be imposed on any DoubleLine Personnel for violation of this Code without the underlying matter and the sanction to be imposed being first brought to the attention of the Companies’ Chief Compliance Officer.

2.	Possible Sanctions

Possible sanctions for violation of this Code may include, but need not be limited to, reprimands, monetary fines, suspensions, reduction in responsibilities, grade or title, or termination. Sanctions are imposed by the Code of Ethics Committee, which generally shall consist of the General Counsel, Chief Risk Officer, Chief Compliance Officer, Chief Operating Officer and others that they may designate.

C.	Acknowledgement

All Personnel must read, understand and adhere to this Code as well as any amendments to the Code. Personnel (with the exception of the Trustees) are also required to sign an Acknowledgement that they have read the entire Code, and from time-to-time, any amendments, and have had an opportunity to review any portions with their supervisor and a member of the Compliance Department.

By signing the Acknowledgement, each signatory agrees to perform fully all applicable responsibilities and to comply with all applicable restrictions, limitations, and requirements set forth in the Code and acknowledge that any such failure may result in disciplinary action, up to and including termination. Failure to comply with the terms of this Code can also subject the Companies and responsible supervisors and involved individuals to fines, penalties and potentially even criminal proceedings in addition to significant reputational harm and regulatory sanctions. From time-to-time, the Companies may ask any recipient of this Code may be asked to certify his or her continued compliance with the applicable terms and/or with any other applicable restrictions, limitations or requirements and to sign an Acknowledgement with respect to any amendments hereto.

A copy of the Acknowledgement can be found at the end of this Code. Each recipient is required to return the completed Acknowledgement to the Chief Compliance Officer.

ACTION REQUIRED TO BE TAKEN

Each recipient is responsible for providing a signed copy of the Acknowledgement to the Chief Compliance Officer.

RESPONSIBLE PARTY: Each recipient

The Chief Compliance Officer or designate is responsible for obtaining a signed copy of the Acknowledgement from each recipient with respect to the Code and any amendments thereto. The CCO or designate will review to ensure that all access persons submit their Acknowledgement forms.

RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document: Acknowledgement relating to receipt and review of Code and any amendments thereto

Responsible Party: Chief Compliance Officer

Maintenance Period: A minimum of five years from the end of the fiscal year in which the applicable individual ceases to be a supervised person of the Companies, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Best practices and Advisers Act Rule 204-2(a)(12)(iii).

References:	Advisers Act Rule 204A-1(a)(5): Investment Adviser Codes of Ethics (written acknowledgement)

Advisers Act Rule 204-2(a)(12)(iii): Books and Records to be Maintained by Investment Advisers (record of written acknowledgement)

Investment Company Act Rule 17j-1: Personal Investment Activities of Investment Company Personnel

III.         GENERAL STANDARD OF CONDUCT

The Companies are committed to maintaining the trust and confidence of their shareholders and clients, to upholding high standards of integrity and business ethics and professionalism, and to compliance with legal and regulatory requirements and its own internal policies and procedures.

Compliance with these standards is crucial to the Companies’ long-term success. Simply put, the Companies’ continued success is dependent upon its reputation and there is no more certain way to diminish the Companies’ reputation than by failing to put their shareholders and clients first. If the Companies serve their shareholders and clients honestly and equitably and to the best of their abilities, their success will follow.

The general standard of conduct required by all Personnel reflects a number of underlying requirements including:

•	the fiduciary duty owed by the Companies and their Personnel to the Funds’ shareholders and the Adviser’s clients;

•	the Companies’ intent to adhere to good business practices;

•	applicable legal and regulatory requirements;

•	the Companies’ own internal policies and procedures; and

•	representations that the Companies have made to its clients in agreements, offering documents or other written materials.

A.	Fiduciary Duty

The Companies’ and all Personnel owe a fiduciary duty to the Funds’ shareholders and to the Adviser’s clients. This means that the Companies and their Personnel must always place the interests of the Funds’ shareholders and the Adviser’s clients first and may not put their own interests ahead of their shareholders’ and clients’ interests or otherwise abuse their position of trust and responsibility. More specifically, the Companies’ fiduciary duty to their shareholders and clients requires that Personnel adhere to the following standards:

•	Any recommendation to a client must have a reasonable basis and must be suitable for the client in light of the client’s needs, financial circumstances, and investment objectives;

•	Facts that may be material to the client’s economic interest or decision-making must be disclosed fully and fairly and Personnel must refrain from engaging in fraudulent, deceptive or manipulative conduct;

•	Best execution should be provided with respect to client transactions; and

•	Conflicts of interest should be fully disclosed and fairly managed (as discussed more fully at Section IV hereof).

B.	Adherence to Good Business Practices

The Companies expect all Personnel to adhere to the principles of good business practice. At a minimum, this requires Personnel to engage in fair and honest conduct in all their dealings and to perform their functions and meet their responsibilities with a degree of professionalism reasonable to the circumstances.

C.	Compliance with Applicable Federal Securities Laws and Other Requirements

Inherent in the above standard is the requirement that the Companies and all Personnel comply at all times with all applicable securities laws as well as the Companies’ own internal policies and procedures.

While many applicable legal and regulatory requirements are reflected in this Code or the Companies’ other policies and procedures, Personnel should not assume that this is true of every relevant securities law or regulation. As a result, Personnel must take the responsibility to inform themselves of, and understand, the legal and regulatory requirements applicable to their activities. For this same reason, the Companies expect all Personnel to stay current with respect to applicable regulatory and legislative developments.

D.	Client Representations

The Companies and all Personnel are also expected to comply with any representations that the Companies have made to their clients, including, but not limited to, representations that are made in formal agreements between the Companies and their clients or the offering documents for any of the Companies’ products (where applicable). This is particularly relevant with respect to adherence to stated objectives and constraints applicable to a portfolio or fund.

E.	Market Rumors

No officer or employee of the Companies shall originate or, except as permitted below, circulate in any manner a false or misleading rumor about a security or its issuer for the purpose of influencing the market price of the security. A statement that is clearly an expression of an individual’s or the Companies’ opinion, such as an analyst’s view of the prospects of a company, is not considered to be a rumor, and is excluded from these restrictions.

Where a legitimate business reason exists for discussing a rumor, for example where a client is seeking an explanation for an erratic share price movement which could be explained by the rumor, care should be taken to ensure that the rumor is communicated in a manner that:

•	sources the origin of the information (where possible);

•	gives it no additional credibility or embellishment;

•	makes clear that the information is a rumor; and

•	makes clear that the information has not been verified.

If in doubt, Personnel should consult with the CCO regarding questions about the appropriateness of any communications about specific securities.

References:	Advisers Act Section 206: Prohibited Transactions by Investment Advisers

Advisers Act Rule 204A-1(a)(1) and (2): Investment Adviser Codes of Ethics (adoption of general standard of business conduct and requirement of compliance with applicable Federal securities laws)

Advisers Act Rule 204A-1(e)(4): Investment Adviser Codes of Ethic (definition of “Federal Securities Laws”)

Investment Company Act Rule 17j-1(b): Personal Investment Activities of Investment Company Personnel (Unlawful Actions)

Investment Company Act Rule 17j-1(c): Personal Investment Activities of Investment Company Personnel (Code of Ethics)

Investment Company Act Rule 38a-1(f)(1): Compliance Procedures and Practices of Certain Investment Companies (definition of “Federal Securities Laws”)

IV.         CONFLICTS OF INTEREST

A.	General Statement of Policy

The fiduciary duties imposed on the Companies and Personnel require all Personnel to be sensitive to the possibility of conflicts of interest, whether real or apparent, in transactions with clients. This includes conflicts between the interest of the Companies or their Personnel and their clients and conflicts between two clients. As a general matter, conflicts should be avoided. Where they cannot be avoided, it will generally be the case that they should be disclosed and specific consent obtained from the client with respect thereto. When in doubt, Personnel should contact their supervisor or a member of legal or compliance for advice.

B.	General Description of Conflicts

While it is impossible to describe all conflicts that may arise, in general, conflicts will include various practices in which the Companies or any Personnel have a pecuniary or other interest in recommending or undertaking a transaction for a client. It is important to understand that a conflict does not require that the client suffer any actual harm. It also does not require that the improper interest in question be tangible or otherwise quantifiable or even certain. It is enough if the improper interest is, or could be viewed as, a motivating factor in the Companies or Personnel recommending or undertaking the transaction.

An improper interest may be economic, personal or otherwise. In the case of an economic interest, the interest may be a positive benefit or the avoidance, or minimization of, a negative economic result, e.g., the avoidance of an expense or a loss, or loss minimization.

Improper interests can include a wide variety of situations, including situations where:

•	The transaction allows the Companies or Personnel to generate fees or profits, or avoid losses or expenses, from another relationship as, for example, is the case with respect to soft dollars (discussed further below), the receipt of finder’s fees, outside commissions or bonuses;

•	The Companies or Personnel are directly interested in the transaction as, for example, is the case with respect to principal transactions;

•	The transaction benefits a third party in which the Companies or any Personnel has an ownership or other economic interest;

•	The transaction provides a benefit to a third party, rather than to the Companies or any Personnel directly, for an improper purpose as, for example, one that:

•	involves any quid pro quo, e.g., where the benefit is returned to the Companies or Personnel in some manner;

•	is done to benefit a spouse or child or other person for personal reasons; or

•	is done to repay a favor or out of gratitude or for the purpose of obtaining or continuing to receive lavish gifts or entertainment (as discussed further below).

Without limiting the generality of the foregoing, all Personnel should avoid any investment, interest, association or other relationship that interferes, might interfere, or even might be perceived as interfering with the independent exercise by the individual of good judgment in the best interest of the Advisers’ clients or the Funds’ shareholders.

C.	Particular Conflicts

1.	Conflicts Related to the Provision of Disinterested and Impartial Advice or Undertaking a Transaction on Behalf of a Client

Any advice or recommendation, or transaction undertaken on behalf of a client, must be disinterested and impartial. An interest in a security or issuer, whether direct or indirect, or a relationship with an issuer, may support an inference that advice or a recommendation or the undertaking concerning such security or the securities of an issuer was not disinterested and impartial.

Accordingly, to minimize the possibility of such conflicts the Companies have adopted policies discussed elsewhere herein with respect to:

•	the investment activities of DoubleLine Personnel (see Sections VII and VIII hereof);

•	the holding of any position (e.g., as a director or trustee) with an issuer or its affiliates (see Section IX hereof); or

•	any present or proposed business relationship with an issuer or its affiliates (see Section IX hereof).

2.	Appropriation of Client Information for Personal Benefit

DoubleLine Personnel may not trade or recommend trading in securities on the basis of client information, including information related to client positions, trades, or strategies. This means that trades and recommended trades by Personnel should always be based upon an investment assessment that is independent of any nonpublic client information.

3.	Soft Dollars

The term “soft dollars” is generally understood as an arrangement under which research or brokerage products or services, other than execution of securities transactions, are obtained by an adviser from or through a broker-dealer in exchange for the direction by the adviser of client brokerage transactions to the broker-dealer. Because such arrangements can have the effect of using client assets to pay for services that benefit the adviser, rather than the client directly, participation by an adviser in such arrangements is considered to violate an adviser’s fiduciary duty to its clients and, therefore, is generally prohibited. The one exception to the foregoing is found in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”), which exempts the provision of brokerage and research services from the foregoing prohibition. Any arrangements for brokerage and research services, however, should comply with any separate policies or procedures that may be adopted from time-to-time.

4.	Selecting Suppliers and Service Providers

The acceptance of any compensation or other benefit from a supplier or service provider to the Companies, especially one involving expenses that are, directly or indirectly, borne by an Adviser’s clients, may also be perceived as a conflict in that it may lead to a perception that the provider’s selection may not be in the clients’ best interest. Accordingly, the Companies’ use of any brokerage firm or other vendor, or service provider may be subject to separate policies and procedures of the Companies subjecting such use to a pre-approval process and other requirements for the purpose of minimizing the possibility of such conflicts. Moreover, Personnel may not accept compensation, whether in the form of cash or otherwise, for their own benefit from a service provider except in accordance with the provisions of Subsection B of Section IX hereof, which relates to receipt or payment of third party compensation, and Section X hereof, which relates to gifts and entertainment.

5.	Potential Conflicts of Interest Arising from Transactions in Affiliated Entities

DoubleLine may recommend that its clients invest in public or private investment vehicles sponsored by or affiliated with DoubleLine. Examples of such investment vehicles include the DoubleLine Funds, hedge funds sponsored by DoubleLine or collateralized loan obligations sponsored by DoubleLine. The possibility exists that DoubleLine could take a position on governance matters for investment vehicles sponsored or affiliated with DoubleLine that could be adverse to certain equity holders and indirectly, any noteholders in these sponsored or affiliated collateralized loan obligations. The Code of Ethics Committee is responsible to review and resolve such conflicts.

D.	General Antifraud Prohibitions

DoubleLine Personnel are prohibited from:

•	employing any device, scheme, or artifice to defraud a client or prospective client;

•	engaging in any transaction, practice, or course of business that operates as a fraud or deceit upon a client or prospective client;

•	making any untrue statement of a material fact to a client or omitting to state a material fact necessary to make a statement made not misleading; or

•	engaging in any act, practice or course of business that is fraudulent, deceptive, or manipulative.

References:	Exchange Act Section 28(e): Effect on Existing Law (exchange, broker, and dealer commissions; brokerage and research services)

Advisers Act Section 206: Prohibited Transactions by Investment Advisers

Advisers Act Rule 204A-1(a)(1) and (2): Investment Adviser Codes of Ethics (adoption of general standard of business conduct and requirement of compliance with applicable Federal securities laws)

Investment Company Act Rule 17j-1(b): Personal Investment Activities of Investment Company Personnel (Unlawful Actions)

Investment Company Act Rule 17j-1(c): Personal Investment Activities of Investment Company Personnel (Code of Ethics)

Investment Company Act Rule 38a-1(f)(1): Compliance Procedures and Practices of Certain Investment Companies (definition of “Federal Securities Laws”)

V.         CONFIDENTIALITY/PRIVACY

A.	General Statement of Policy—Confidentiality

All DoubleLine Personnel have a duty to safeguard and treat as confidential all nonpublic information concerning the Companies, investors in the Funds, clients of the Advisers, and all transactions in which the Advisers or its clients are involved. This includes all information concerning a client’s financial circumstances and holdings, and advice furnished to the client. Moreover, employees may only use Companies or client information within the scope of their employment and, accordingly, may not appropriate such information for their own use or benefit or the use or benefit of any third party.

B.	Sharing of Information Within the Companies

DoubleLine Personnel should only share client or proprietary information within the Companies with individuals that have a legitimate business need for knowing the particular information. In addition, employees should not share information in violation of any Information Walls implemented by the Companies as a means of isolating certain kinds of sensitive information within the Companies so that it is not available to employees that perform “public” functions, such as the making of recommendations or giving of advice with respect to trading. Employees should bring to the attention of the Chief Compliance Officer any attempt by other Personnel to solicit or obtain client or proprietary information for which they do not have a legitimate business need.

ACTION REQUIRED TO BE TAKEN

Each individual that becomes aware of any attempt by Personnel to solicit or obtain client or proprietary information for which they do not have a legitimate business need should bring such matter to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY: Each applicable individual

1.	Presentations to the Fund’s Trustees

In presenting or furnishing a report to the Fund’s Trustees, representatives of service providers to the Funds should generally refrain from identifying or discussing Fund portfolio transactions that occurred within the preceding 15 calendar days or Fund portfolio transactions that will occur or are actively being considered within the following 15 calendar days (a “Disclosed Portfolio Transaction”). Exceptions to the foregoing policy may be made upon the request of a Trustee, with the permission of the Chief Compliance Officer or as is otherwise necessary for the Trustees to fulfill their oversight responsibilities.

(i)	Notification to Disinterested Trustees

For the purposes of assisting the Disinterested Trustees in fulfilling their reporting obligations under the Code, whenever the Chief Compliance Officer is informed or otherwise becomes aware of a Disclosed Portfolio Transaction, the Chief Compliance Officer shall provide the Disinterested Trustees with specific notice of such fact and remind them of the reporting requirements applicable to the Disinterested Trustees with respect to the applicable securities. Notwithstanding such obligation on the part of the Chief Compliance Officer, any failure by the Chief Compliance Officer to provide such notice shall not affect or otherwise lessen in any way any reporting obligation that the Disinterested Directors may have under this Code or otherwise.

ACTION REQUIRED TO BE TAKEN
The Chief Compliance Officer, upon becoming aware of a Disclosed Portfolio Transaction, shall provide notice of such fact to the Disinterested Trustees. RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document: Notification to the Disinterested Trustees of a Disclosed Portfolio Transaction

Responsible Party: Chief Compliance Officer

Maintenance Period: A minimum of five years from the end of the fiscal year in which the notice is given, such document to be retained for the first two years in an appropriate office of the Fund and, thereafter, in an easily accessible place.

Regulatory Reference: Best Practices.

C.	Sharing of Information Outside the Companies

DoubleLine Personnel should not discuss or share client or proprietary information with individuals outside the Companies, other than with parties that both have a legitimate need to know such information and have either provided a confidentially agreement that covers such information, which, in accordance with the Companies’ policies, has been reviewed and approved by the Companies’ Compliance Department (or legal counsel, as appropriate) or are themselves under a separate duty to maintain the confidentiality of the information, such as, for example, the Companies’ outside counsel or accounting firm, or employees of regulated entities such as prime brokers, clearing firms or transfer agents. When any doubt exists as to the need for a confidentially agreement, employees should contact the Companies’ Compliance Department or legal counsel if appropriate.

D.	Reasonable Safeguards

DoubleLine Personnel should use special care to limit the possibility of inadvertent disclosure of client or proprietary information. In particular, Personnel should:

•	keep their desk and work areas clear of all confidential information when they are not present;

•	secure all laptops, mobile phones, blackberries and other such devices when unattended;

•	dispose of confidential documents by shredding them or placing them in confidential document waste bins or otherwise complying with proper document destruction procedures;

•	keep sensitive information removed from the office out of public view;

•	limit discussions of such information within the Companies to individuals who have a legitimate business need for knowing the particular information; and

•	consider whether the use of a code name in place of an issuer’s name may be advisable.

Employees should not:

•	leave confidential information in the open, including in a conference room, once a meeting is over;

•	discuss confidential information in places where it may be inadvertently overheard by unauthorized persons, such as in elevators, public transportation, restaurants or the like;

•	discuss confidential information while using a speaker-phone that is turned up loud enough to be overhead by visitors or unauthorized Personnel; or

•	discuss confidential information with individuals outside the Companies except in accordance with the policy set forth above.

E.	Reporting of Possible Confidentiality Breach

Employees should promptly bring to the attention of the Chief Compliance Officer or legal counsel (if deemed appropriate) any suspicion that an unauthorized person has obtained confidential information.

1.	Special Considerations Involving Information Disclosure About Publicly Traded Clients

The inadvertent disclosure of nonpublic information about a client that has publicly traded securities outstanding may trigger a disclosure requirement on the part of the client. Accordingly, anyone who unintentionally discloses nonpublic information regarding a client that has securities that trade publicly should immediately contact the Chief Compliance Officer so that a determination can be made as to whether there is a need to take any action, including alerting such client of such disclosure so that it will have an opportunity to publicly disclose such information.

ACTION REQUIRED TO BE TAKEN

Each individual should promptly bring any suspicion that an unauthorized person has obtained confidential information to the attention of the Chief Compliance Office or the General Counsel.

RESPONSIBLE PARTY: Each applicable individual

VI.         PROHIBITION AGAINST INSIDER TRADING

A.	Companies’ Policy—Insider Trading

It is unlawful for any person to trade on one’s own behalf or on behalf of others, or to “tip” or recommend trading in securities on the basis of material nonpublic (i.e., inside) information concerning an issuer or to pass such information to others improperly. Violations of the foregoing can result in severe civil and criminal penalties for the individuals involved and can result in the imposition of significant penalties on the Companies.

The possession of material nonpublic information by any employee or other Personnel may be attributed to the Companies generally unless the information is effectively isolated by the use of Information Walls so that it is not available to employees that perform public functions, including trading and the making of recommendations or giving of advice with respect to trading. A breach of the Companies’ Information Walls so that nonpublic information is not confined to Personnel that do not perform public functions, can result in the Companies being required to suspend activities involving trading and the making of recommendations in whole or in part for some indefinite period of time in certain circumstances.

As a result, strict compliance with all applicable procedures that the Companies institute to contain the flow of material nonpublic information is required of all Personnel. Moreover, and as described more fully below, Personnel that become aware of material nonpublic information must promptly contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

The provisions of this Article VI shall, and shall be construed so as to, apply to the Trustees of the Trust, Equity Funds, DSL or DBL who are not interested persons of DBL, DSL, the Trust, the Equity Funds or the Advisers only in respect or their status and activities as such.

Personnel that have questions concerning the requirements of the policies set forth in this Section are urged to consult with their supervisor, the individual responsible for the Chief Compliance Officer or other legal counsel as appropriate.

B.	Recognizing Material Nonpublic Information

1.	Nonpublic Information

Typically, for purposes of the U.S. securities laws, information is considered “nonpublic” if the information has not been broadly disseminated to investors in the marketplace, such as by releasing the information over the news wires, disclosing it in public filings (e.g., Forms 10-K or 10-Q) or otherwise disseminating it in a manner that makes it fully available to investors and a reasonable time has elapsed to allow such dissemination.

2.	Materiality

Information is considered “material” if: (1) there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision; or (2) a reasonable investor would consider it as having significantly altered the total mix of information relating to the issuer’s securities. Generally, this includes any information the disclosure of which would have a meaningful effect on the price of an outstanding security.

Determining materiality is a fact-specific inquiry, requiring a careful assessment of the inferences a reasonable person would draw from a given set of facts. By way of guidance, the Securities and Exchange Commission has indicated the following as examples of the types of information or events that may be considered material:

•	impending or potential mergers, acquisitions, tender offers, joint ventures, or changes in assets, such as a large disposal of the same;

•	earnings or revenue information and changes in previously disclosed financial information;

•	events regarding the issuer’s securities, e.g., advance knowledge of a ratings downgrade, defaults on securities, calls of securities for redemption, public or private sales of additional securities, stock splits or changes in dividends, repurchase plans or changes to the rights of security holders;

•	new products or discoveries, or developments regarding clients or suppliers (e.g., the acquisition or loss of a major contract);

•	significant changes in control or management;

•	changes in auditors or auditor notification that the issuer may no longer rely on an auditor’s report;

•	impending bankruptcies or receiverships;

•	information relating to the market for an issuer’s securities, such as a large order to purchase or sell securities; and

•	prepublication information regarding reports in the financial press.

Because assessments of materiality are necessarily highly fact-specific, when in doubt DoubleLine Personnel should err on the side of caution and treat the matter in question as material and bring such matter to the attention of the Chief Compliance Officer for further consideration.

3.	Breach of Fiduciary Duty or Duty of Trust or Confidence

Generally, except in the case of tender offers (as described in the immediately following subparagraph), the legal prohibitions on the use of material nonpublic information are dependent upon such information being obtained under a fiduciary duty or a duty of trust or confidence (or, directly or indirectly, from someone who has such a duty). Nevertheless, even where information is obtained outside of a fiduciary relationship or relationship of trust or confidence, the use of material nonpublic information may still trigger regulatory investigations and reputational concerns. For this reason, as a general policy, the Companies prohibit obtaining any material, nonpublic information by all Personnel, regardless of whether the information is obtained pursuant to a fiduciary duty or a duty of trust or confidence, except to the extent explicit written approval is obtained from the General Counsel, Chief Compliance Officer, or a designee of either the General Counsel or Chief Compliance Officer.

(i)	Special Situations—Tender Offers

Exchange Act Rule 14e-3 specifically prohibits trading or “tipping,” e.g., providing information to third parties, while in the possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either—irrespective of whether the information was obtained in breach of a fiduciary duty or similar duty of trust and confidence. Personnel that become aware of nonpublic information relating to a tender offer must promptly contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

C.	Avoiding the Inadvertent Receipt and Misuse of Material Nonpublic Information

Nonpublic information may come to the attention of DoubleLine Personnel in a variety of ways. Personnel should be aware of the most likely situations so that they can either avoid being inadvertently “tainted” with such information, which as discussed above may impact their ability to perform their usual functions for the Companies as well as the Companies’ ability to engage in business as usual, or take such actions as are described below to minimize the impact such information may have on the Companies and the affected employee.

In the event any Personnel comes into possession of, or is otherwise exposed to, nonpublic information, such individual must immediately notify the Chief Compliance Officer and must otherwise comply with the requirements of Subsection D below. Upon being informed of any such matter, the Chief Compliance Officer will make a determination of whether trading (as a firm or for personal trades or both) or other restrictions or controls should be put in place to minimize any conflicts of interest that may result or lead to any improper use or dissemination of material nonpublic information by the Companies or their employees. Personnel in possession of material nonpublic information may not discuss the information with, or provide any investment views with respect to any securities to which the information represents material nonpublic information to, anyone else within or outside the Companies except the General Counsel, the Chief Compliance Officer or other members of the Legal/Compliance Department; as otherwise expressly permitted by this Code of Ethics; or as may be expressly authorized in writing by the Chief Compliance Officer or General Counsel. See Section VI.D. below.

ACTION REQUIRED TO BE TAKEN

Each individual contacted for the purpose of gauging the Companies’ interest in a potential transaction that has not been publicly disclosed, is responsible for directing the other party to the Chief Compliance Officer and for bringing such contact to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY: The applicable individual

1.	Pre-Sounding

From time to time, investment banks may contact Personnel for the purpose of gauging the Companies’ interest in a potential transaction that has not yet been publicly disclosed. Because of the potential for such conversations, even when conducted on a hypothetical or no names basis, to result in the disclosure of material, nonpublic information, such conversations must be coordinated through the Chief Compliance Officer and comply with any restrictions or other requirements imposed thereby.

Personnel that are contacted for such purpose must promptly interrupt the investment bank representatives and inform them that applicable policies require that such calls be coordinated through the Companies’ General Counsel or Chief Compliance Officer. After providing the investment banking representatives with contact information for the General Counsel or Chief Compliance Officer, the contacted Personnel should terminate the call and promptly bring the call to the attention to the General Counsel or Chief Compliance Officer.2

2.	Involvement by the Companies in a Nonpublic Transaction

The Advisers may bid for, or cause one of its clients to bid for, securities in a company, purchase securities in a private placement, serve on a creditors’ committee with respect to a bankrupt entity, or otherwise be involved in another type of transaction with an issuer through which the Advisers may be made aware of material nonpublic information. In such situations, the head of the business unit involved in such transactions is responsible for informing the Chief Compliance Officer of such involvement at or before the initiation thereof, to the extent practical, but in any event before any material nonpublic information is provided to the Advisers or any Personnel.

[2]	Assuming the proper protocols are followed, this provision is not intended to prevent personnel from providing an indication of interest to purchase shares of an initial public offering, whether in the context of a roadshow or as part of an underwriter gathering its book for a pending deal.

ACTION REQUIRED TO BE TAKEN

The head of the business unit involved in any transaction with an issuer that may result in the receipt by an Adviser of material nonpublic information is responsible for bringing such matter to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY: The applicable business unit head

3.	Intentional Receipt of Material Non Public Information

If you intend to receive any material, non-public information related to a company with a class of publicly traded securities (whether domestic or foreign), you must contact the Chief Compliance Officer or the Legal/Compliance Department in advance of its receipt. The Chief Compliance Officer or the Legal/Compliance Department will work with the appropriate business unit(s) to determine whether to receive the information and whether to implement informational wall and other procedures, as appropriate.

Under certain circumstances, Personnel may seek or agree to receive material non-public information for a legitimate purpose in the context of a transaction in which an Adviser (or its affiliates), on behalf of itself or a client entity or account, is a potential participant or in the context of forming a confidential relationship. This may include receiving “private” information from agent banks, normally facilitated through on-line services such as, but not limited to, Intralinks, Debt Domain or SyndTrak. This information may be available to all potential purchasers of an investment opportunity represented, for example, by an investment which may not generally qualify as a “security” for purposes of the federal securities laws (e.g., certain bank loans). Typically, that information can be used to evaluate the investment opportunity and in making an investment decision.

Prior to receipt of such information, the Personnel must request approval from the Chief Compliance Officer or his or her designee.

Generally, if a confidentiality agreement is to be signed in the context of such transactions, members of the Legal/Compliance group should evaluate carefully whether a duty of confidentiality and/or a duty not to trade in the relevant issuer’s securities without prior disclosure will be created before any information is received under the confidentiality agreement. However, even in the absence of a written confidentiality agreement, a duty to disclose material non-public information before trading may be created when an oral agreement is made or an expectation exists that the confidentiality of such information will be maintained or that the information will not be used in trading. For example, if the persons providing or receiving the information have a pattern or practice of sharing confidences so that the recipient knows or reasonably should know that the provider expects the information to be kept confidential, such pattern or practice may be sufficient to form a confidential relationship.

Material non-public or deal-specific information may be given in connection with an Adviser making a direct investment in a company on behalf of a client in the form of equity or debt; it may also involve a purchase by an Adviser on behalf of a client of a debt or equity security in a secondary transaction or in the form of a loan participation. The information can be conveyed through a portal such as Intralinks, Debt Domain or SyndTrak, orally from a sponsor or dealer or through other electronic delivery or hard copy documentation. This type of situation typically arises in mezzanine financings, loan participations, bank debt financings, venture capital financing, purchases of distressed securities, oil and gas investments and purchases of substantial blocks of stock from insiders. Even though the investment for which the deal-specific information is being received may not be a publicly traded security, the company may have other classes of publicly traded securities, and the receipt of the information by an Adviser can affect the ability of other parts of the organization to trade in the issuer’s securities. For the aforementioned reasons, prior to receiving any information that may constitute material, non-public information on a company with any class of publicly traded securities (whether domestic or foreign), please contact the Legal/Compliance Department, who will help to evaluate whether the information may represent material non public information and, where necessary, implement the appropriate Information Wall and trading procedures.

4.	Contacts with Officials or Representatives of Publicly-Held Companies

Contacts with public companies may constitute an important part of the Companies’ research efforts and investment decisions may be made based on conclusions formed through these contacts, as well as through an analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, Personnel become aware of material nonpublic information. This could happen, for example, if an issuer’s Chief Financial Officer prematurely discloses quarterly results to an individual associated with the Companies, or an investor relations representative selectively discloses significant news to a handful of investors, including Personnel of a Company. In such situations, the Companies must make a judgment as to its further conduct. Any individual who believes he or she may receive or has received material nonpublic information about an issuer should promptly contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

Whenever practicable, Personnel shall provide advance notice to the Chief Compliance Officer or his designate of any meetings Personnel will attend at which officials or representatives of a company with securities will discuss matters related to the issuer of the securities unless the meeting is open to the public or open broadly to the investment community. Upon the request of the Chief Compliance Officer or his designate, the Personnel attending such a meeting shall provide a brief summary of the substantive information provided during the meeting.

ACTION REQUIRED TO BE TAKEN

Any individual who believes he or she may have received nonpublic information from an issuer is responsible for promptly bringing such matter to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY: Each applicable individual

5.	Board Seats

DoubleLine Personnel are sometimes asked to sit or act as Board members for an issuer of publicly held securities. As noted at Section IX A hereof, any such arrangement must be pre-approved and, in connection therewith, the Chief Compliance Officer, in accordance with Subsection E below, will make a determination of whether trading or other restrictions or controls should be put in place to minimize any conflicts of interest that may result therefrom or prevent the improper use or dissemination of material nonpublic information by the Companies or its employees and as is required to comply with any restrictions imposed by the issuer on its directors. It should be noted that such approval generally will not be granted.

In addition, Board members of public issuers may also be exposed to material nonpublic information concerning other publicly held companies that may have dealings with the company on whose board they sit. Personnel sitting on the board of a company who receive material nonpublic information concerning other publicly held companies must immediately contact the Chief Compliance Officer and otherwise comply with the requirements of Subsection D below.

6.	Creditors’ Committees

Participants on creditors’ committees are often exposed to nonpublic information regarding the debtor company. This exposure may affect the Companies’ ability to trade in securities in that company. Accordingly, Personnel should not agree to sit on any creditor’s committee, whether official or informal (including preliminary meetings that precede creditors’ committees), without first contacting the Chief Compliance Officer, who will obtain any necessary approvals and make a determination of whether trading or other restrictions or controls should be put in place to minimize any conflicts of interest that may result therefrom or any improper use of material nonpublic information by the Companies or its employees and as may otherwise be required of members of the creditor committee.

7.	Other Situations

(i)	Information Originating within the Companies

Material, non-public information may include information originating within the Companies, for example, information regarding open-end or closed-end funds advised by the Advisers, such as information on a fund’s portfolio holdings, net asset value, expected dividend rate, or any other information that could be considered material. DoubleLine Personnel that are contacted by another employee for the purpose of communicating material, nonpublic information as to which the employee was previously unaware must immediately notify the Chief Compliance Officer regardless of whether any nonpublic information is actually communicated and may be required to comply with the requirements of Subsection D below. See Exhibit VIII for information on restrictions on DoubleLine Personnel trading in shares of closed-end funds advised by the Advisers.

(ii)	Information Originating Outside the Companies

All Personnel who come into receipt of material nonpublic information, no matter what the source or circumstances, must immediately contact the Chief Compliance Officer and may have to comply with the requirements of Subsection D below.

(iii)	Expert Networks

DoubleLine Equity LP occasionally uses expert networks as part of its research efforts. A more detailed procedure regarding the use of expert networks is contained within the Advisers’ Compliance Manual.

ACTION REQUIRED TO BE TAKEN

Any individual who believes he or she may have received material nonpublic information or who has been contacted by another employee for the purpose of communicating material nonpublic information of which the individual was previously generally unaware, must promptly bring such matter to the attention of the Chief Compliance Officer.

RESPONSIBLE PARTY: Each applicable individual

D.	Required Steps to Take If You Have Been Exposed to Material Nonpublic Information

Personnel who believe they have been exposed to or may possess material nonpublic information should cease any further actions in any way related to such information or any issuer to which it relates and immediately take the following steps:

•	contact the Chief Compliance Officer or Legal/Compliance Personnel;

•	refrain from discussing the information with, or providing any investment views with respect to any securities to which the information relates to, anyone else within or outside the Companies

•

Except you may disclose the information to the General Counsel, the Chief Compliance Officer or other members of the Legal/Compliance Department in accordance with your obligations under this Code of Ethics and you may disclose the information and/or provide your investment view with respect to the relevant securities as expressly permitted by this Code of Ethics or as may be expressly authorized in writing by the Chief Compliance Officer or General Counsel refrain from transactions involving the subject securities or related securities (whether for a personal account or an account of a client) or otherwise attempting to take advantage of the information whether for one’s own benefit, that of the Companies, a client or any other person; and

•	comply with any restrictions or controls that are put in place by the Companies in response to such exposure or possession.

Personnel who are authorized to possess material nonpublic information in accordance with this Code of Ethics shall take all appropriate measures to prevent the unauthorized dissemination of that information, including:

•	reviewing such information in a private office; and

•	Avoiding the storage of such information on any network drives to which others (other than the Chief Compliance Officer, Legal, IT or Compliance Personnel and anyone else cleared to view the exact same information) have permission to access.

E.	Responsibilities of the Chief Compliance Officer

1.	Upon Receipt of Notification of Possible Receipt of Material, Nonpublic Information/Imposition of Information Barriers

Upon the receipt of any notification with respect to the receipt by Personnel of possible material, nonpublic information, the Chief Compliance Officer, in conjunction with legal counsel if deemed necessary, shall be responsible for making a determination of whether the information is material and nonpublic and, if so, whether any actions or precautions should be taken, including restricting the Companies’ activities in any way or placing an Information Wall around the individual involved in such matter together with any other relevant individuals from the public portions of the Companies.

(i)	Restrictions on Communication and Information Barriers

Individuals subject to information barriers are prohibited from discussing the information that gave rise to the information barrier except:

•	among other individuals who are part of the same walled off group;

•	with the Companies’ legal counsel, Chief Compliance Officer or such other persons as the Chief Compliance Officer shall specifically direct.

Individuals subject to information barriers should use care to maintain the information that gave rise to the information barrier in confidence and shall:

•	take reasonable steps, including such steps as are set forth at Subsection D of Section V hereof, to safeguard the protected information;

•	not discuss such matter with anyone except as specifically provided above; and

•	in accordance with Subsection B of Section V hereof, bring to the attention of the Chief Compliance Officer any attempt by Personnel to solicit or obtain such information unless they have a legitimate business need or reason.

(ii)	Documentation

The Chief Compliance Officer shall also be responsible for documenting any notice received, any review undertaken, and any action taken.

ACTION REQUIRED TO BE TAKEN

The Chief Compliance Officer is responsible for determining whether any matter reported is material and nonpublic and, if so, the Companies’ response thereto.

RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document: Notice of any receipt of material nonpublic information by any individual and the Companies’ response thereto.

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Best Practices

2.	Pre-Sounding

The Chief Compliance Officer shall be responsible for managing the Companies’ participation in any response thereto. (See also the discussion at Section VI. C. 1.)

ACTION REQUIRED TO BE TAKEN
The Chief Compliance Officer is responsible for managing the Companies’ response to any pre-sounding request. RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document: Documentation of any response to a pre-sounding request.

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years, such documentation to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Best Practices

3.	Maintenance of Restricted and Watch List

The Chief Compliance Officer is responsible for maintaining the Companies’ Restricted and Watch Lists. The Chief Compliance Officer may designate others to assist with the maintenance of these lists.

The Restricted List generally may be disclosed to DoubleLine Personnel and consists of a list of issuers, e.g., companies, in which Personnel are prohibited from trading, absent an exemption from such restriction.

The Watch List generally is not disclosed to Personnel and consists of a list of issuers as to which a limited or select group of Personnel may be in possession of material nonpublic material information or other sensitive information. However, the Chief Compliance Office may share the Watch List with certain Personnel as necessary to further the purposes of this Code of Ethics or for other purposes the Chief Compliance Officer deems necessary or appropriate.

The Restricted and Watch Lists are maintained separately. The Restricted List is typically stored on network drives accessible to all Access Persons, while the Watch List shall not be stored on network drives accessible by Access Person except as the Chief Compliance Officer may deem necessary to further the purposes of this Code of Ethics or for other purposes the Chief Compliance Officer deems necessary or appropriate.

The Companies also maintain a list of bank loan borrowers which are not currently issuers of public securities and in respect of which Personnel have accessed private information on services such as, but not limited to, Intralinks, Debt Domain or SyndTrak.

As a general matter, the Chief Compliance Officer shall be responsible for the determination to add or remove an issuer from any of the Restricted List, the Watch List or the list of bank loan borrowers.

In considering whether an issuer should be added or removed from the Restricted or Watch List, the following presumptions shall apply:

•	Issuers that are the subject of an Information Wall or similar controls should be placed on the Companies’ Watch List.

•	Issuers as to which Personnel are in possession of material nonpublic information should be placed on the Companies’ Watch List, provided that if such information is not restricted to a limited number of Walled Off individuals, the issuer should be placed on the Companies’ Restricted List.

•	Issuers for whom Personnel serve as directors or members of official creditors’ committee should generally be placed on the Restricted List or, if information walls or other appropriate measures are taken, on the Watch List.

ACTION REQUIRED TO BE TAKEN
The Chief Compliance Officer is responsible for maintaining the Companies’ Watch and Restricted Lists. RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document: Documentation of any consideration to add an issuer to the Companies’ Watch or Restricted Lists.

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years, such documentation to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Best Practices

F.	Reporting of Insider Trading Activity

All DoubleLine Personnel are required to promptly report to the Chief Compliance Officer any activity related to a client or client related account or employee or employee related account that appears to be based upon material nonpublic information. Upon receipt of such notice, the Chief Compliance Officer shall be responsible for conducting such review with respect thereto as the Chief Compliance Officer believes appropriate and, in conjunction with the Companies’ senior management, for determining whether the Companies should take any action in response thereto, including reporting such matter to any official, as may be required or appropriate and for documenting such notice, review and determination. The Chief Compliance Officer may deem it appropriate, but is not required, to engage outside counsel to conduct an investigation into or assist with a review of such matters.

ACTION REQUIRED TO BE TAKEN

Any individual who is aware of any activity related to a client or client related account or employee or employee related account that appears to be based upon material nonpublic information, shall promptly report it to the Chief Compliance Officer.

RESPONSIBLE PARTY: Each applicable individual

ACTION REQUIRED TO BE TAKEN

The Chief Compliance Officer is responsible for conducting a review upon receipt of a report of possible insider trading and for determining, in conjunction with the Companies’ senior management, whether the Companies should take any action in response thereto.

RESPONSIBLE PARTY: The Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document: Documentation of the review and investigation of purported insider trading activity and the Adviser’s response thereto

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years from the end of the fiscal year in which the applicable individual ceases to be a supervised person of the Companies, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Best Practice

G.	Reviews for Insider Trading Activity

The Compliance Department may review employee activities for insider trading related activities (to include personal or client trading, as well as management of material non-public information), including (i) monitoring or reviewing of email communications or other interactions between Personnel and representatives of issuers of securities and (ii) monitoring of meeting calendars of Personnel for meetings with officers or representatives of issuers of securities. Employees shall cooperate with the Compliance Department’s review of such activities.

H.	Annual Attestation

Personnel will be required to attest annually to their compliance with the foregoing policies on insider-trading. See the form at Exhibit XI C.

References:	Advisers Act Section 204A: Prevention of Misuse of Nonpublic Information

Advisers Act Section 206: Prohibited Transactions by Investment Advisers

Exchange Act, Section 9: Manipulation of Security Prices

Exchange Act, Section 10: Manipulative and Deceptive Devices

Exchange Act Rule 10b5-1: Trading on the Basis of Material Nonpublic Information in Insider Trading Cases

Exchange Act Rule 14e-3: Transactions in Securities on the Basis of Material, Nonpublic Information in the Context of Tender Offers

VII.    REPORTING OF ACCOUNTS AND TRANSACTIONS INVOLVING SECURITIES AND

OTHER FINANCIAL PRODUCTS

A.	General Statement of Companies’ Policy With Respect to Account and Notification

All DoubleLine Personnel, other than Disinterested Directors, are required to notify the Companies promptly, in the manner provided below, upon opening any outside account for a Covered Person or Immediate Family Member, each as hereinafter defined, for the purchase, holding or disposition of any financial product, e.g., a security, future, commodity, or any derivative thereon, provided that no notice shall be required with respect to an account of an Immediate Family Member to the extent the individual has no direct or indirect influence or control over such account and that Personnel shall be required to certify in writing that they have no direct or indirect influence or control over such account.

The term “Covered Person” shall mean any account that is beneficially owned by (i) an individual who is subject to these procedures; (ii) such individual’s spouse or domestic partner; (iii) such individual’s child or a child of the individual’s spouse or domestic partner, provided, in each case, the child resides in the same household with, or is financially dependent upon, the individual; and (iv) any account as to which the individual has discretionary authority or direct influence or control, including any account for which an individual acts as trustee, executor or custodian, but excluding any account for an Adviser’s client to the extent the discretion is exercised on behalf of the Adviser.

The term “Immediate Family Member” shall mean, any grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in law, brother-in law, or sister-in-law, but only to the extent such family member shares a household with the individual.

Personnel who are new to the Companies, or whose employment predates the date this Code was first put into effect, must, promptly notify the Companies of all existing accounts that would otherwise fall within the foregoing notification requirement.

All DoubleLine Personnel are also required to notify the Companies promptly upon any change in the account set up information, e.g., a change to the name of the account or the account number, or the closing of such account.

1.	Account and Initial Holdings Notification

All account and initial holding notifications, including account openings, changes to an account and account closings, must be made in a dated writing to the Chief Compliance Officer, and in the case of accounts, shall include the name of the broker, dealer, bank or other party with whom the account was established. Such notification should be provided using a copy of the form (or its substantial equivalent) attached hereto as Exhibit VII A1. All initial holding notifications shall be submitted within ten (10) days of a person being designated as an Access Person and being subjected to the requirements of the Code. Information submitted in initial holdings reports must be current as of a date no more than forty five (45) days prior to the date the person becomes an Access Person. Information submitted in annual holdings reports must be current as of a date no more than forty five (45) days prior to the date submitted.

At the time any such notification is made, the brokerage or other firm that is to carry the account must also be notified of the need to provide copies of account statements and confirmations to the Companies. Such notification should be provided by completing and mailing a copy of the form letter attached hereto as Exhibit VII A2.

2.	Right of Companies to Limit Where Accounts May be Carried

Notwithstanding anything herein, the Companies reserve the right to limit the particular firms at which personal securities accounts may be opened and carried, provided that the Chief Compliance Officer may grant exceptions to such policy in the case of hardship or for other good cause.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for providing the Companies with prompt notification with respect to all financial accounts related to holdings of securities, futures, commodities, or any derivative.

RESPONSIBLE PARTY: All Personnel

DOCUMENT RETENTION REQUIREMENT

Document: Documentation related to account and initial position notification

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years after the end of the fiscal year in which the account was approved, such document to be retained for the first two years in an appropriate office of the Adviser and, thereafter, in an easily accessible place.

Regulatory Reference: Advisers Act Rule 204-2(a)(13)(1) and (e) and Investment Company Act Rule 17j-1(f)

3.	Disclosure and Furnishing of Quarterly Transaction Reports Regarding Financial Products

No later than thirty days after the end of each calendar quarter, all Personnel, other than Disinterested Directors, must provide the Chief Compliance Officer with the following information with respect to all transactions during such quarter involving a security or financial product, other than “Excluded Transaction,” as defined below, in which they have any direct or indirect beneficial interest:

•	The date of the transaction, the type of product and, as applicable, the exchange ticker symbol or CUSIP, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security or financial product involved;

•	The price of the security or financial product at which the transaction was effected;

•	The name of the broker, dealer, bank or other party with or through which the transaction was effected; and

•	The date that the report is submitted.

(i)	Excluded Transactions

For purposes hereof, the term “Excluded Transaction” means any of the following:

•	A transaction involving an Excluded Product or a Non-Volitional Transaction

•	A transaction as to which all of the information required to be reported is contained in a broker trade confirmation or account statement that has been previously provided to the Companies;

•	A transaction pursuant to an “Automatic Investment Plan,” which, in accordance with Investment Company Act Rule 17j-1(a)(11), means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation and which includes a dividend reinvestment plan.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for providing the Companies with timely quarterly transaction reports. RESPONSIBLE PARTY: All Personnel

DOCUMENT RETENTION REQUIREMENT

Document: Quarterly transaction reports

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years after the end of the fiscal year in which the account was approved, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Advisers Act Rule 204-2(a)(13)(1) and (e) and Investment Company Act Rule 17j-1(f)

4.	Annual Holdings Reports

As required by Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the Investment Company Act, not later than 45 days after January 1st, all Personnel, other than Disinterested Directors, are required to report in a dated writing to the Chief Compliance Officer the following information, which must be current as of January 1st:

•	The title, number of shares and principal amount of each security or financial product, other than an Excluded Product, in which the individual has any direct or indirect beneficial ownership;

•	The name of any broker, dealer, bank or other party through whom an account is held for the direct or indirect benefit of the individual.

•	The timing of the submission of these reports is designed to coincide with a quarterly transaction report to alleviate confusion about the submission of reports.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for providing the Companies with timely annual holdings reports using the form (or a substantially equivalent version) found at Exhibit VII A1.

RESPONSIBLE PARTY: All Personnel

DOCUMENT RETENTION REQUIREMENT

Document: Annual holdings reports

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years after the end of the fiscal year in which the account was approved, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Advisers Act Rule 204-2(a)(13)(1) and (e) and Investment Company Act Rule 17j-1(f)

5.	Reporting Requirements Applicable to Disinterested Trustees

While Disinterested Trustees are not subject to the foregoing reporting requirements they are required to report any transaction, other than a “Non-Reportable Transaction” (as hereinafter defined), involving a security, other than one that is an Excluded Product, undertaken by the Disinterested Trustee or any Covered Person or any Immediate Family Member, if the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that, during a 15-day period immediately preceding or after the date of the transaction, (i) the Fund purchased or sold such security, or (ii) the Fund or an adviser to the Fund was considering the purchase or sale of such security (such transaction a “Covered Transaction”).

(i)	Reporting Requirements

Any Disinterested Trustee that is required to report a Covered Transaction shall, no later than 30 days after the end of the calendar quarter in which such transaction occurred, file such report containing such information with respect to such transaction and any account in which the transacted securities were held with the person responsible for the Control Function.

(ii)	Definition of Non-Reportable Transaction

For purposes hereof, the term “Non-Reportable Transaction” means any transaction taken as part of an Automatic Investment Plan or a Non-Volitional Transaction.

ACTION REQUIRED TO BE TAKEN

Each Disinterested Trustee is responsible for providing the applicable Adviser with timely quarterly transaction reports, as or if applicable. RESPONSIBLE PARTY: Each Disinterested Trustee

DOCUMENT RETENTION REQUIREMENT

Document: Quarterly transactions reports for Disinterested Directors

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years after the end of the fiscal year in which the account was approved, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Advisers Act Rule 204-2(a)(13)(1) and (e) and Investment Company Act Rule 17j-1(f)

6.	Other Reports or Information

Notwithstanding the foregoing, all Personnel may be required to provide such additional information regarding any holdings of, or transactions in, financial products at such times and in such manner as the individual responsible for the Control Function may request.

7.	Excluded Products

For purposes hereof, the term “Excluded Products” means the following:

•	Direct obligations of the government of the United States (Note: this does not include obligations of any state, including obligations of any municipality or state agency).

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

•	Shares issued by money market funds.

•	Shares in open-end investment companies (Note: this does not include open-end investment companies that are advised or sub-advised by an Adviser or any affiliate).

•	Shares issued by unit investment trusts that are invested exclusively in one or more mutual funds not advised by an Adviser or any affiliate.

•	Nonfinancial commodities (e.g., pork belly contracts).

•	Investments in 529 plans not managed, distributed, marketed or underwritten by an Adviser or any of its affiliates.[3]

[3]	See SEC no-action letter, WilmerHale, July 28, 2010.

8.	Non-Volitional Transaction

For purposes hereof, the term “Non-Volitional Transaction” means any transaction effected for any account over which the applicable Personnel had no direct or indirect influence or control, including transactions such as demutualization, stock splits, stock from mergers or spin-offs, automatic tender offers or stock dividends.

B.	Review of Account Statements and Holding Report Notifications

On a monthly basis, compliance shall review any account statement and any Holding Report Notification form submitted by Personnel. Personnel shall arrange for duplicates of account statements and confirmations by using Exhibit VII A2 (or its substantial equivalent). Should an Access Person be designated to review account statements and holding reports, an independent Access Person (independent of and senior to the reviewing Access Person) shall review the primary reviewer’s account statements and holding reports.

ACTION REQUIRED TO BE TAKEN

The Chief Compliance Officer is responsible for the completion of any required review. RESPONSIBLE PARTY: The Chief Compliance Officer.

DOCUMENT RETENTION REQUIREMENT

Document: Documentation relating to the review of employee trading

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years after the end of the fiscal year in which the matter reported related, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Best practices and Investment Company Act Rule 17j-1(f)(1)(C)

References:	Advisers Act Rule 204A-1(a) (3): Investment Adviser Codes of Ethics (review of securities transactions and holdings)

Advisers Act Rule 204A-1(b): Investment Adviser Codes of Ethics (reporting requirements)

Advisers Act Rule 204-2(a)(13)(1): Books and Records to be Maintained by Investment Advisers (record of report with respect to securities transactions)

Advisers Act Rule 204-2(e): Books and Records to be Maintained by Investment Advisers (holding period for certain records)

Investment Company Act Rule 17j-1(d): Personal Investment Activities of Investment Company Personnel (Reporting Requirements of Access Persons)

Investment Company Act Rule 17j-1(e): Personal Investment Activities of Investment Company Personnel (Preapproval of Investments in IPOs and Limited Offerings)

Investment Company Act Rule 17j-1(f): Personal Investment Activities of Investment Company Personnel (Recordkeeping Requirements)

VIII.    INVESTMENT ACTIVITIES

A.	Overview

The Companies impose a number of restrictions on trading and investment activities by DoubleLine Personnel, other than Disinterested Trustees. These restrictions are designed to assist the Companies in complying with applicable legal and regulatory requirements; to help avoid conflicts of interest, including apparent conflicts; and, ultimately, to protect the Companies’ reputation.

B.	Provisions of General Applicability

1.	Prohibition on Doing Indirectly What Cannot Be Done Directly

DoubleLine Personnel are expected to comply with both the letter and the spirit of the restrictions and prohibitions set forth in this Code. Accordingly, to the extent any transaction would put an individual in an economic position that would be substantially equivalent to a prohibited or restricted transaction, such transaction is similarly prohibited or restricted. By way of illustration, where a long position in an underlying equity would be prohibited, it would be prohibited for an individual to establish a derivative or synthetic position that achieves similar economics.

2.	When in Doubt

When in doubt as to the applicability of these restrictions and prohibitions to any transaction, Personnel should either refrain from entering into the transaction or discuss the matter with their supervisor or a member of Compliance or Legal.

3.	Breaking Trades

As all or part of a sanction imposed, the Companies may require that Personnel break or unwind any transaction entered into by any Personnel in violation of these provisions. In such case, the Companies shall not have any obligation to reimburse the individual for any loss suffered as a result thereof and any realized profits shall be disgorged and provided to a charitable organization chosen by the Companies.

4.	Hardship

The Chief Compliance Officer may grant exceptions to certain restrictions or prohibitions set forth herein in the case of hardship or for other good cause, provided that any such exemption shall be documented and otherwise in compliance with any applicable legal requirements.

DOCUMENT RETENTION REQUIREMENT

Document: Documents related to any decision to approve a hardship or other exception

Responsible Party: The Chief Compliance Officer, as applicable

Maintenance Period: A minimum of five years after the end of the fiscal year in which the approval was given or denied.

Regulatory Reference: Best practices and Advisers Act Rule 204-2(a)(13)(iii) and 204A-1(c)

C.	Prohibitions and Pre-Approval Requirements of General Applicability

1.	Prohibited Transactions

Nonpublic Information. All DoubleLine Personnel are strictly prohibited from trading or participating in any investment activity, including without limitation the making of any recommendation, whether on their own behalf or on behalf of a shareholder or client of the Companies or other third party, on the basis of material nonpublic information or nonpublic client information, including client securities information.

Manipulative Conduct. Personnel are strictly prohibited from engaging in any trading or investment activity that constitutes manipulative conduct. This would includes trades that do not have a bona fide purpose, e.g., that are done to influence market price or convey a false appearance of price movement or volume.

Fraud. Personnel are strictly prohibited from participating in any investment activity that is known to any such individual to involve fraudulent activities such as forgery, non-disclosure or misstatement of material facts or the taking of any action that is meant to conceal or misrepresent the actual facts of a matter. This would include, for example, knowingly backdating a document or recording a trade as occurring at an incorrect time.

Restricted List. Absent an exception specifically granted by the Chief Compliance Officer, Personnel are prohibited from trading or participating in any investment activity in any security on the Companies’ Restricted List.

Uncovered Short Trade. Personnel are prohibited from entering into an uncovered short trade.

Uncovered Option. Personnel are prohibited from writing an uncovered option.

2.	Transactions Requiring Pre-Approval

All DoubleLine Personnel are prohibited from engaging in any Restricted Transaction (as defined below) without first obtaining prior approval by the Chief Compliance Officer or the CCO’s designates (collectively, the “Approving Officers”). In considering any such trade, Personnel should understand that the Approving Officers will be under no obligation to respond to any request for approval within any stated time and once any such matter is considered may withhold approval for any reason or for no reason at all and, in any event, may withhold approval where it is determined that any such transaction may be legally uncertain, may give the appearance of a conflict of interest, or may expose the Companies to reputational risk, risk of regulatory inquiry or other harm, no matter how remote. Pre-approval shall be obtained using the form provided as Exhibit VII C (or its equivalent as determined in the sole judgment of the Chief Compliance Officer). Should any person use email to make a personal trade request, such person is presumed to be making all of the representations that are present on the sample forms provided in this policy (including similar forms available in any electronic or automated preclearance system). The use of email to make such requests should be restricted to situations such as when the requestor is out of office or the use of the prescribed form is otherwise impractical and such procedure should be considered to be the exception to the general procedure of requesting preapproval using the form provided as Exhibit VII C.

For purposes hereof, a Restricted Transaction shall mean:

•	acquiring ownership, directly or indirectly, in any security issued in an initial public offering or a limited offering or private placement (each as defined below), including any interest in a hedge fund

•	transfers of interest in private placements sponsored by the Companies, other than transfers for estate planning purposes or that are court-mandated

•	transactions involving Prohibited Securities (as defined in Exhibit VIII).

Requests for approval must be submitted directly to the Chief Compliance Officer. When considering approval of any request, the Approving Officers will take into consideration whether the investment opportunity is one that should have been reserved for an Adviser’s clients and whether the opportunity is being offered by virtue of the individual’s position with an Adviser.

(i)	Initial Public Offering Defined

For purposes of the foregoing, the term “initial public offering” shall mean an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

(ii)	Limited Offering and Private Placement Defined

For purposes of the foregoing, the terms “limited offering” or “private placement” shall each mean an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), which provides an exemption for transactions by an issuer not involving any public offering, or Section 4(6), which involve offers or sales by an issuer solely to one or more accredited investors, or pursuant to Rule 504, Rule 505, or Rule 506 of Regulation D, which allow offerings for a limited dollar amount and/or to a limited number of investors.

(iii)	Closed End Fund Transactions

Transactions involving any closed end fund managed by DoubleLine must be pre-approved without exception. All requests for pre-approval must be submitted using the form provided as Appendix 2 to Exhibit VIII to this Code. The Code of Ethics Committee may discuss such requests and reach agreement as to whether that transaction can be approved in light of the circumstances.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for obtaining pre-approval of all Restricted Transactions. RESPONSIBLE PARTY: All Personnel.

DOCUMENT RETENTION REQUIREMENT

Document: Documents related to any decision of a request to approve a Restricted Transaction including the reason supporting any approval

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years after the end of the fiscal year in which the approval was given or denied.

Regulatory Reference: Advisers Act Rule 204-2(a)(13)(iii) and Investment Company Act Rule 17j-1(e)

References:	Advisers Act Section 204A: Prevention of Misuse of Nonpublic Information

Advisers Act Section 206: Prohibited Transactions by Investment Advisers

Advisers Act Rule 204A-1(c): Investment Adviser Codes of Ethics (pre-approval of certain investments)

Advisers Act Rule 204-2(a)(13)(iii): Books and Records to be Maintained by Investment Advisers (record of decision regarding certain securities acquisitions)

Investment Company Act Rule 17j-1(e): Personal Investment Activities of Investment Company Personnel (Pre-Approval of Investments in IPOs and Limited Offerings)

3.	Transactions Requiring Pre-approval

Except as expressly stated below, DoubleLine Personnel must obtain pre-approval for any investment transaction in an account for which notification is required to be given pursuant to Section VII A hereof or as to which a Holdings Report Notification form would be required pursuant to Section VII B hereof.

Pre-approval requests must be made directly to the Chief Compliance Officer or to such persons as the Chief Compliance Officer shall otherwise direct. Individuals that make a pre-approval request may be required to supply certain key information and to make certain certifications, such as that they have no knowledge that the financial product is under active consideration for purchase or sale by the Companies for their shareholders and/or clients. Pre-approval shall be obtained using the form provided as Exhibit VII C (or its equivalent in the judgment of the CCO).

Any transaction as to which pre-approval has been obtained must be completed within the two business days following the day pre-approval is obtained. Transactions, or portions thereof, not completed within these times constraints must be immediately canceled and, thereafter, may only be completed following the obtaining of a new pre-approval. The CCO may waive the two day requirement in the CCO’s sole judgment.

Limit orders, once approved, are not subject to further pre-approval, unless the limit or other factors is changed.

Transactions involving an Access Person and the purchase or sale of commercial real estate must be pre-approved by an Approving Officer, regardless of whether such transaction is effected through an entity controlled by an Access Person or in such Access Person’s individual capacity.

NOTE: Post-approval is not permitted. Any trade completed before pre-approval is obtained or after the approval window has terminated may be broken or unwound as provided at Section VIII. B. 4 and may result in disciplinary action.

(i)	Pre-approval is not required for the following types of transactions:

•	Purchase or sales involving an Excluded Product;

•	Purchase or sales pursuant to an Automated Investment Plan;

•	Assignment of options or exercise of an option at expiration;

•	Pre-established, automated, regular and periodic (e.g., monthly, quarterly) investments in the DoubleLine Funds through the Companies’ 401(k) plan via automatic payroll contributions of less than or equal to whatever the maximum contribution to a 401(k) plan happens to be in a given calendar year as established and published by the Internal Revenue Service.

•	Pre-established, automated, regular and periodic (e.g., monthly, quarterly) re-balancing transactions in the DoubleLine Funds through the Companies’ 401(k) plan.

•	Purchase or sales of shares issued by unit investment trusts that are invested exclusively in one or more mutual funds not advised by an Adviser or any affiliate.

There is no de minimis exception under the Code. All transactions not otherwise excepted in this paragraph require pre-approval by the Chief Compliance Officer or designate.

D.	Additional Restrictions Applicable to Access Persons

1.	Transactions with a Heightened Approval Requirement

To avoid potential conflict situations and the appearance of a conflict, Access Persons shall not enter into any transactions that could reasonably be characterized as a contrary transaction or a trading ahead transaction, each as described below, unless the particular transaction has been pre-approved by Approving Officers. The applicable Approving Officers shall only approve such a transaction where they (i) have documented their awareness of such facts as would allow the specific transaction to be characterized as a contrary transaction or a trading ahead transaction and (ii) have a reasonable belief that the transaction will not adversely impact the client’s position or strategy. In making such determination, the Approving Officers shall consider such factors, such as the size of the transaction or the liquidity of the market for such product, as they reasonably believe are relevant to such determination.

Contrary Transaction. A contrary transaction is one that that reflects a view that is contrary to:

•	any currently contemplated, but unexecuted, shareholder or client transaction or current recommendation made to a shareholder or client or other transaction under active consideration, but only to the extent the individual is aware of such contemplated transaction or recommendation;

•	any trade made on behalf of a shareholder or client by such individual or by the Companies during the previous fifteen (15) days, but only to the extent the individual is aware of such trade; and

•	any current position known by the individual to be held by a shareholder or client as a result of either or both of the Companies’ recommendation or decision.

For purposes of the foregoing, any strategy or research shall be considered to be a recommendation that has been made to a shareholder or client to the extent it has been made known to the applicable shareholder or client, is being prepared for the benefit of such shareholder or client, or is being used in connection with the exercise by the Companies of trading discretion on behalf of such shareholder or client.

Trading Ahead Transaction A “trading ahead transaction” is one that seeks to take advantage of market movements that are likely to result from an impending trade, e.g., an increase in price as a result of the purchase of a large position, or the execution of contemplated strategy or research.

ACTION REQUIRED TO BE TAKEN

Each Access Person is responsible for any pre-approval obtained with respect to a contrary transaction or trading ahead transaction to reflect awareness of such facts as requires the specific transaction to be so characterized.

RESPONSIBLE PARTY: All Access Persons

2.	Round Trip Transactions within 60 Day Window

Access Persons shall forfeit any profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities, other than Excluded Products, within any sixty (60) day period. Such profits will be calculated by matching most recent purchases against a given sale or most recent sales against a given purchase.

For the sake of clarity, this provision does not prevent an Access Person from transacting within the sixty-day period to limit losses. However, if any such trades are effected without pre-approval, should such trades prove to be profitable, the profit shall be disgorged under the provisions of this Code. Other limitations under this Code on such a transaction may apply.

Note: This prohibition effectively limits the utility of options trading and short sales of securities and could make legitimate hedging activities less available.

References:	Advisers Act Section 204A: Prevention of Misuse of Nonpublic Information

Advisers Act Section 206: Prohibited Transactions by Investment Advisers

Advisers Act Rule 204-2(a)(13(ii): Books and Records to be Maintained by Investment Advisers (list of Access Persons)

IX.        OUTSIDE BUSINESS ACTIVITIES

A.	General Policy

It is the policy of the Companies to require all DoubleLine Personnel to obtain written pre-approval from the Approving Officers before accepting any outside employment or compensation, e.g., other than with the Companies, the General Partner or any affiliate thereof. This includes engaging in any business activity other than a passive investment and would include being an officer, director, limited or general partner, member of a limited liability company, employee or consultant.

DoubleLine Personnel that are registered representatives of a broker dealer also must request written pre-approval from that broker dealer before accepting any outside employment or compensation, or outside directorship.

1.	Non-Profit Entities

The foregoing requirement does not apply to service by Personnel, other than investment advisory services, on an uncompensated basis for non-profit entities. Service as an officer or director of a non-profit entity is subject to the requirements in the paragraph below.

2.	Directorships and Officer Positions

Approval of any Personnel to serve on the board of directors/trustees or in an officer position of any issuer entity will only be granted based upon a determination that such service will not create an actual or potential conflict with the interest of the Companies’ shareholders or clients. Where such service is authorized, the Chief Compliance Officer shall make a determination of whether trading or other restrictions or controls should be put in place to minimize any conflicts of interest that may result therefrom or any improper use of material nonpublic information by the Companies or their employees and as is required to comply with any restriction imposed by the issuer on its directors/trustees/officers. (See also Section VI C 5 above.)

Where the board or officer service is within the scope of the individual’s employment by the Companies, whether because the Companies, for example, (i) are affiliated with the Adviser(s) (as is the case with the Funds), (ii) hold a position in the entity or (iii) an Adviser’s clients hold a position in the entity, all compensation awarded to directors, in the form of cash or securities, shall be for the benefit of an Adviser’s clients holding such interest, and, if none, for the Companies’ benefit and accordingly individuals serving in such capacity shall disgorge all compensation received.

Board and officer positions for charitable organizations or non-profit companies will be considered on a case by case basis. Approval will be granted only if no conflict of interest exists between the Board or officer position under consideration and the requestor’s duties at the Companies or between or among the Companies and its clients and the charitable organization or non-profit company.

3.	Fiduciary Appointments

DoubleLine Personnel may not accept appointment as (i) a fiduciary, including as an executor, trustee, guardian, or conservator, or (ii) a consultant in connection with fiduciary or active money management matters, without the written pre-approval from the Approving Officers. The foregoing prohibition does not apply to appointments involving estates of family members.

4.	Documentation

The Chief Compliance Officer is responsible for documenting all approvals given, the terms thereof, and the notice given with respect thereto.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for obtaining written pre-approval of all outside business activities from the Approving Officers. RESPONSIBLE PARTY: All Personnel

DOCUMENT RETENTION REQUIREMENT

Document: Documents related to the approval of outside business activities

Responsible Party: The Chief Compliance Officer

Maintenance Period: During such time as the employee is engaged in any approved activity and for a minimum of five years thereafter.

Regulatory Reference: Best Practice

B.	Receipt of Payment of Third Party Compensation

Except with the written pre-approval of the Chief Compliance Officer, Personnel are not allowed to accept compensation for their own benefit from, or pay to, a third party regardless of whether the compensation is in the form of cash or non-cash compensation. All commission and other payments must be paid to, or by, the Companies and cannot be paid directly to, or by, an employee.

1.	Documentation

The Chief Compliance Officer is responsible for documenting all approvals given, the terms thereof, and the notice given with respect thereto.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for obtaining written pre-approval from the Chief Compliance Officer before accepting or paying any compensation directly to a third party.

RESPONSIBLE PARTY: All Personnel

DOCUMENT RETENTION REQUIREMENT

Document: Documents related to the approval of the receipt or payment of third party compensation

Responsible Party: The Chief Compliance Officer

Maintenance Period: During such time as the employee is engaged in any approved activity and for a minimum of five years thereafter.

Regulatory Reference: Best Practice

C.	Annual Attestation

Personnel will be required to attest annually to their continued compliance with the foregoing requirements. (See Exhibit XI C.)

X.    GIFTS AND GRATUITIES AND POLITICAL ACTIVITIES

Giving, receiving or soliciting a gift in a business setting, sponsoring lavish client entertainment or soliciting or making political contributions may create an appearance of impropriety or may raise a potential conflict of interest. In order to minimize these concerns, the Companies have adopted the following limitations on soliciting, receiving or giving gifts or soliciting or making political contributions.

A.	Gifts and Gratuities

1.	Solicitations of Gifts

Except as otherwise provided at Subsection B below, Personnel are prohibited from soliciting, directly or indirectly, any item of value (a “Gift”), e.g., gifts, loans, favors, or lavish entertainment from any individual employed by any entity with which any of the Companies has, or hopes to have, a business or client relationship (a “Covered Individual”).

2.	Receipt of Gifts and Entertainment

(i)	General Exclusion

DoubleLine Personnel may accept Gifts from any individual if the individual giving the gift is related to the recipient by blood or marriage or a close personal friend and the gift is consistent with such relationship.

(ii)	Unsolicited Gifts

DoubleLine Personnel may accept unsolicited Gifts from Covered Individuals, provided such Gift falls within one of the following exceptions:

•	the gift has a value of less than $100 and is consistent with customary business practices;

•	the gift is perishable and the recipient shares it with co-workers at the Companies; or

•	acceptance of the gift is approved in writing by the Chief Compliance Officer.

Personnel may not accept cash gifts from Covered Individuals.

Gifts presented to an Adviser by a single party on behalf of several clients shall be reported to the Compliance and Accounting Departments for potential allocation of the potential or perceived compensation that may arise from any such gift.

Such gifts shall be reported on Exhibit X.A.

(iii)	Unsolicited Entertainment

DoubleLine Personnel may accept unsolicited entertainment from Covered Individuals, provided (i) such entertainment is consistent with customary business practices and the host is in attendance; (ii) the entertainment is being provided to attendees or participants at a meeting sponsored by the host without Personnel being singled out, or (iii) the entertainment is approved in writing by the Chief Compliance Officer.

(iv)	Exceptions

•	Registered persons (i.e. persons carrying a securities license through the Financial Industry Regulatory Authority (“FINRA”) may not give or accept any gifts exceeding $100 under any circumstances, nor may any exception be granted to the gift limitation rules for registered persons. (See FINRA Rule 3220.) All such persons shall consult with the broker dealer carrying their securities license for further requirements imposed by that broker dealer.

•	Non-registered persons must receive permission from the Chief Compliance Officer or General Counsel to receive a gift exceeding $100.

(v)	Notification of the Receipt of Unsolicited Gifts or Entertainment

All employees must declare all gifts received during the calendar year to Compliance using Exhibit X. A. Such reports must be received by January 15 of the subsequent year.

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel must notify the Chief Compliance Officer on an annual basis regarding the receipt of any unsolicited gift or entertainment. RESPONSIBLE PARTY: All Personnel

3.	Giving of Gifts and Entertainment

DoubleLine Personnel are required to obtain the written approval of an Approving Officer4 prior to giving any Gift, other than “reasonable entertainment costs” (as described below), to any Covered Individual or other person covered by any of the provisions below.

(i)	Permitted Entertainment

Approving Officers control decisions regarding permitted entertainment. Receipts from such entertainment shall set forth the date, parties in attendance and their employers, the entertainment provided, the business purpose therefore, and include an itemized list of the

[4]	For purposes of the Gift and Entertainment section of the Code of Ethics, “Approving Officers” is construed to include members of DoubleLine’s Code of Ethics Committee. .

costs associated therewith. To be considered reasonable entertainment, both the host and the guest must attend the entertainment together. Moreover, any entertainment shall be appropriate for business entertainment such as, for example, sporting, civic or cultural events, and meals.

(ii)	Special Treatment Regarding Foreign Officials, Regulators and Pension Plans

DoubleLine Personnel may not give any Gift or other thing of value, including entertainment, reasonable or otherwise, to any representative of a governmental, regulatory or self-regulatory organization, pension plans or any foreign official without the written pre-approval of an Approving Officer. The foregoing restriction shall not include the offering of coffee, tea, a soda or the like, or of a snack or light refreshment to a representative attending a meeting at one of the Companies, any food or drink that is offered generally to other attendees or participants at a meeting sponsored by the Companies, or other offerings of similar character and intent.

(iii)	Special Treatment Regarding Unions and Union Officials

Special reporting rules apply when officers of the Companies furnish gifts or entertainment to labor unions or union officials. These special rules are independent of, and in addition to, any approval procedures otherwise applicable under this Code. The Companies may be required to file Form LM-10 with the Department of Labor by March 31st of the calendar year following any year in which the Companies or any Personnel made any payments, gave any gifts, or entertained any union officials, including union pension fund trustees. The Chief Financial Officer is responsible for ensuring that all information required to be reported on Form LM-10 related to gifts or entertainment furnished to labor unions or labor officials (as defined under applicable laws and regulations pertaining to Form LM-10) is captured within accounting records.

(iv) Personnel may not give anything of value, including entertainment, reasonable or otherwise, to any union or union representative, including a union pension fund trustee, without the written pre-approval of the Chief Compliance Officer.

(v)	Requirements of Clients and Other Third Parties

Personnel shall not provide a gift or entertainment to a client, potential client or other third party in violation of any policy established by such client, potential client or other third party.

Personnel subject to any Code of Ethics or similar policies of any client, issuer, or other third party must comply with such policies as though such policies were set forth herein and made a part hereof.

(vi)	Charitable Donations

Nothing within this Code shall be construed to prevent personal charitable contributions to qualified Internal Revenue Code section 501(c)(3) organizations for which an Adviser does not act as investment manager.

Nothing within this Code shall be construed to prevent corporate charitable contributions by Companies to qualified Internal Revenue Code section 501(c)(3) organizations for which an Adviser does not act as investment manager.

Proposed charitable contributions by DoubleLine Personnel or an Adviser to qualified Internal Revenue Code section 501(c)(3) organizations for which an Adviser acts as investment manager should be discussed with the applicable Companies’ General Counsel or Chief Compliance Officer prior to making the charitable contribution.

Personnel wishing to make personal charitable contributions to qualified Internal Revenue Code section 501(c)(3) organizations for which an Adviser acts as investment manager should consult with the CCO before doing so.

Personnel wishing to make personal charitable contributions to organizations outside the United States should consult with the CCO before doing so.

4.	Notice and Approval Process

All requests by DoubleLine Personnel with respect to the approval of a Gift or any entertainment, other than permitted reasonable entertainment costs, shall be in writing and provided to the Chief Compliance Officer.

5.	Gift Log

The Chief Compliance Officer shall maintain a Gift Log, which shall consist of the compilation of each Employee’s Gift Logs, as prepared and presented annually. (See Exhibit X A).

The Chief Financial Officer shall ensure that the Companies’ accounting records capture such additional information as may be necessary in connection with any filing that may be required in connection with Form LM-10 or any other gift and entertainment reporting scheme to which the Companies and/or their Personnel may be subject.

(i)	Review of Gift Log

The Chief Compliance Officer or designate is responsible for the review of the Gift Log on at least an annual basis for the purpose of identifying patterns that may raise concerns. The Chief Financial Officer is responsible for the review of Companies’ accounting records on at least an annual basis for the purpose of identifying patterns that may raise concerns.

(ii)	Filing of Forms

The Chief Financial Officer is responsible for the timely filing of Form LM-10 and any other gifts and entertainment reports that the Companies may be required to make.

(iii)	Documentation

In addition to the Gift Log, the Chief Compliance Officer is responsible for maintaining documentation relating to the Chief Compliance Officer’s annual review of the Gift Log. The

Chief Financial Officer is responsible for maintaining documentation relating to the Chief Financial Officer’s annual review of accounting records and all entertainment notices and any filings as to which the Companies are subject.

The Chief Financial Officer is responsible for ensuring that accounting records accurately reflect, with sufficient details necessary, any transaction required to be reported on Form LM-10.

DOCUMENT RETENTION REQUIREMENT

Document: Documents related to Gifts and entertainment, including the Gift and Entertainment Log and any Forms LM-10 filed

Responsible Party: The Chief Compliance Officer and the Chief Financial Officer as described above.

Maintenance Period: A minimum of five years from the end of the fiscal year in which the event occurs.

Regulatory Reference: Best Practice

References:	Labor-Management Reporting and Disclosure Act of 1959 Form LM-10 U.S. Foreign Corrupt Practices Act of 1977

B.	Political Contributions

In the U.S., both federal and state laws impose limitations, and in some cases restrictions, on certain kinds of political contributions and activities. These laws apply not only to U.S. citizens, but also to foreign nationals and both U.S. and foreign corporations and other institutions. Accordingly, the Companies have adopted policies and procedures concerning political contributions and activities regarding federal, state, and local candidates, officials and political parties.

This policy regarding activities and political contributions applies to the Companies and all Personnel. Failure to comply with these rules could result in civil or criminal penalties for the Companies and the individuals involved.

These policies are intended solely to comply with applicable laws and regulations and to avoid any appearance of impropriety. These policies are not intended to otherwise interfere with an individual’s right to participate in the political process.

1.	General Prohibition on Contributions to Obtain Business

Both the Companies and DoubleLine Personnel are prohibited from making or soliciting political contributions for the purpose of obtaining or retaining advisor contracts with government entities. For purposes hereof, the term political contribution includes contributions to a current office holder, candidate, political party, or party or political committees (including committees supporting or opposing ballot initiatives, e.g., referendum).

2. Prohibition and Restrictions on Contributions by the Companies

Federal law prohibits political contributions by the Companies or in their name in support of candidates for federal office. Accordingly, such contributions are prohibited. Because restrictions may also apply with respect to contributions to state and local officials, no such contributions may be made by the Companies or in their names except to the extent the same is first approved in writing by the Approving Officers.

3.	Contributions by DoubleLine Personnel

ALL POLITICAL CONTRIBUTIONS—REGARDLESS OF SIZE—REQUIRE PREAPPROVAL FROM THE CHIEF COMPLIANCE OFFICER OR DESIGNATE. CERTAIN POLITICAL CONTRIBUTIONS MAY REQUIRE ADDITIONAL APPROVALS.

Subject to the restrictions set forth herein, Personnel are free to give to candidates for federal, state and local office as a matter of personal choice. However, it is the Companies’ policy that Personnel generally are prohibited from making political contributions to a candidate or official that serves or is seeking to serve on the governing board of any of the Companies’ shareholders or clients. Exceptions to this provision of the Code only can be granted by a combination of any two of the following persons who are the Approving Officers in this section of the Code: the Companies’ CEO, President, General Counsel or Chief Compliance Officer (in other words, at least two approvals are required).

Personnel must seek preclearance before making contributions5 to officials6 of government entities7 who can influence the hiring of an investment adviser in connection with money management mandates.8 As a generality, approval likely will be given for $350 or less to any one candidate for whom Personnel may vote (per election), and $150 or less to candidates for

[5]	A contribution is defined to include a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election or payments towards the transition or inaugural expenses of the successful candidate for state or local office.
[6]	An official includes an incumbent, candidate or successful candidate for elective office of a government entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser.
[7]	Government entities include all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans.
[8]	See SEC Rule 206(4)-5 under the Advisers Act.

whom Personnel may not vote (per election, where primaries and general elections are considered two separate elections). Any contribution in excess of $350 generally will not receive preclearance from the Chief Compliance Officer or designate. Payments to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity also are covered by this requirement. The CCO or designate has absolute discretion to deny requests to make political contributions for any or no reason.

However, the Companies prohibit Personnel from making political contributions to officials of government entities who can influence the hiring of an investment adviser in connection with money management mandates related to any existing client, or to any potential client for which an Adviser has participated in a “Request for Proposal” (RFP) or similar process which could result in an Adviser being awarded an investment mandate. Exceptions to this provision of the Code only can be granted by a combination of any two of the following persons: the Companies’ CEO, President, General Counsel or Chief Compliance Officer (in other words at least two approvals are required). A list of such clients or potential clients is made available to Personnel on a shared network drive.

Personnel also are prohibited from seeking the assistance of others (including Political Action Committees) to bundle or coordinate the solicitation of such contributions. In sum, Personnel shall not attempt to do indirectly what they may not do directly, including by channeling political contributions through third parties such as spouses or domestic partners.9

Personnel detecting that they have made a contribution without receiving preclearance should report such contributions to the General Counsel or Chief Compliance Officer immediately. In certain cases, it is possible that seeking (and achieving) the return of the contribution can preclude application of the U.S. Securities and Exchange Commission (“SEC”) rules and penalties. However, because the rule is relatively new, there can be no assurance that any attempt to preclude application of the statutory penalties will be completely successful. Personnel are advised to comply with the requirements at all times, to avoid the potential difficulty of attempting to unwind an impermissible political contribution.

These prohibitions exist whether the government entity seeks an Adviser’s services through a separate account, a covered pooled investment vehicle (such as a hedge fund or other private investment vehicle) or a registered investment company (such as the Funds), if the Funds are an investment option of a plan or program of a government entity that is participant directed.

The Advisers are required to retain chronological records of any such contributions made by its Personnel or an Adviser. Any contributions (whether or not subject to the de minimis exclusion) made by Personnel shall be annotated on the quarterly reports submitted on Exhibit VII A.3. Records of contributions by the Companies to government officials able to influence the selection of investment advisers for money management mandates and to Political Action Committees and other records related to this requirement shall be maintained by Corporate Accounting.

[9]	SEC Rule 206(4)-5(d) makes it unlawful for any investment adviser covered by the rule and its covered associates to do anything indirectly which, if done directly, would result in a violation of that rule.

As part of the Initial Reports, new Access Persons are required to provide information regarding their political contributions for the two-year period prior to becoming an Access Person, to allow the Companies to verify whether any such contributions have the potential to disqualify an Adviser from future or current business opportunities with government entities.

See the Compliance Policies and Procedures Manual for a discussion of how the Companies conform to the requirements under California laws pertaining to state and local public pension plans.

(i)	Restrictions on Foreign Nationals

Political contributions, expenditures and disbursements, whether directly or indirectly, to U.S. candidates by persons who are not U.S. citizens or permanent resident aliens are prohibited by law. Accordingly, Personnel who are not U.S. citizens or permanent resident aliens are prohibited from making political contributions, expenditures or disbursements with respect to U.S. candidates.

(ii)	Restrictions on Reimbursement of Contributions by Others

Personnel (and the Companies) are prohibited from reimbursing others for political contributions.

4.	Solicitations of Political Contributions by DoubleLine Personnel

In soliciting political contributions, Personnel must avoid any confusion that suggests, in any way, that the Companies have approved, supports or is otherwise involved in the solicitation. Without limitation, Personnel involved in soliciting political contributions must not:

•	use the address or name of the Companies; and

•	in soliciting other Personnel must clearly state that the contribution is entirely voluntary on the part of the person being solicited.

5.	Prohibition on Use of Paid Third Party Solicitors for Government Entity Advisory Business

Personnel of the Companies shall not engage third parties to solicit government entities for advisory business unless such third parties are certain registered broker-dealers or registered investment advisers. Only the Approving Officers may authorize use of a third party (which must be a registered broker-dealer or registered investment adviser subject to rules prohibiting “pay to play” practices) to solicit government entities for advisory business. Prior to the Approving Officers granting such approval, the Companies shall adopt appropriate policies and procedures to monitor and oversee such activities.

6.	Use of Companies’ Facilities for Political Purposes

The Companies’ facilities may only be used for political purposes to the extent the same is first approved in writing by the Approving Officers.

7.	Use of Companies’ Name and Address of the Companies

No use of the Companies’ names or addresses may be used in connection with explicit political activities unless required by law or permission has been first obtained in writing from the Approving Officers. This includes listing of the Companies’ names in biographical or professional descriptions.

C.	Foreign Corrupt Practices Act (“FCPA”)

1.	Discussion

The purpose of this section of the Code is to ensure compliance with all applicable anti-bribery laws and to prevent Companies’ employees from offering, promising, paying or providing, or authorizing the promising, paying or providing of any amount of money or anything of value to a Public Official or Private Sector Counterparty Representative (each, as defined below) for the purpose of improperly obtaining, directing or retaining business or securing an improper advantage for the Companies.

“Public Official” includes a “Foreign Official” as defined under the Foreign Corrupt Practices Act of 1977, as amended, (“FCPA”). U.S. government officials are Public Officials. The definition of “Public Official” includes any person who is employed full- or part-time by a. government, or by regional subdivisions of governments, including states, provinces, districts, counties, cities, towns and villages or by independent agencies, state-owned businesses, state-controlled businesses or public academic institutions. This would include, for example, employees of sovereign wealth funds, government sponsored pension plans (i.e. pension plans for the benefit of government employees), and government sponsored university endowments. For FCPA purposes only, “Public Official,” also includes political party officials and candidates for political office. For example, a campaign contribution is the equivalent of a payment to a Public Official under the FCPA. In certain cases, providing a payment or thing of value to a person actually known to be an immediate family member of a Public Official or a charity associated with a Public Official may be the equivalent of providing a thing of value to the Public Official directly. Under the FCPA, the employees of public international organizations, such as the African and Asian Development Banks, the European Union, the International Monetary Fund, the United Nations and the Organization of American States, are considered Public Officials.

A “Private Sector Counterparty Representative” is an owner, employee or representative of a private entity, such as a partnership or corporation, with which an Adviser is conducting or seeking to conduct business.

The FCPA in pertinent part, makes it illegal for a U.S. issuer, domestic concern, or any person other than an issuer or domestic concern while in the territory of the United States, to utilize the mails or any instrumentality of U.S. commerce, corruptly, in furtherance of a payment, or the provision of anything of value, or an offer, promise or authorization thereof directly or indirectly, to a foreign government official, political party or candidate, for the purpose of influencing his or her official actions or securing any improper advantage, or inducing such foreign official to use his or her influence with a foreign government to affect or influence any act or decision of such government in order to assist the U.S. company in obtaining or retaining business for or with, or directing business to, any person. The statute further prohibits payments or gifts of anything of value to any person while “knowing” that such payment or gift will be given to a foreign official for a business purpose.

Companies’ policy is to prohibit Personnel from offering, promising, paying or providing, or authorizing the promising, paying or providing (in each case, directly or indirectly, including through Third Parties) of any amount of money or anything of value (colloquially termed a “bribe”) to any Public Official, including a person actually known to be an immediate family member of a Public Official and a former Public Official, in order to improperly influence or reward any official action or decision by such person for Companies’ benefit. Neither funds from Companies nor funds from any other source may be used to make any such payment or gift on behalf of or for Companies’ benefit.

Additionally, Companies’ policy provides that Personnel are prohibited from offering, promising, paying or providing, or authorizing the promising, paying or providing of (in each case, directly or indirectly, including through Third Parties) a bribe to a Private Sector Counterparty Representative in order to induce or reward that person’s improper performance of their functions or activity.

Generally, offering or authorizing a bribe will trigger liability under the FCPA. There is no minimum threshold – any amount offered or authorized for the purposes described in the paragraphs above creates potential liability under the FCPA.

Such activities by Access Persons are prohibited by Companies. Note, too, that authorizing or tacitly approving of such activities by third parties on behalf of Companies also could create liability for the Access Person and/or the Companies.

2.	Actions

(i) Personnel will be required to complete Exhibit XI. D. upon becoming an Access Person or upon any changes in their status regarding non-US government officials. Also, certain persons that are not Access Persons may be required to complete Exhibit XI. D because of the nature of their responsibilities with the Companies or as a result of their contractual relationship with the Companies.

(ii) The CFO or Treasurer (as applicable) shall ensure that any payments made by the Companies to a foreign official are properly recorded in the financial books and records of the Companies.

(iii) Any requests by foreign officials or persons with access to foreign officials for a bribe to be paid by Personnel or engaging in any similar behavior should be reported promptly to the Chief Compliance Officer.

D.	Annual Attestation

Personnel will be required to attest annually to their continued compliance with the foregoing requirements. (See Exhibit XI E.)

XI. CLIENT	COMPLAINTS AND INDICATIONS OF INAPPROPRIATE CONDUCT

A.	General Statement of Policy

All DoubleLine Personnel are required to promptly bring to the Chief Compliance Officer any communication received, whether verbal, electronic, e.g., email, text message, instant messenger (e.g., “chat”), or fax, hard copy, or otherwise, that contains (or appears to contain) any form of complaint about impermissible or inappropriate conduct of the Companies. Similarly, and in accordance with Section VI hereof, Personnel should also bring to the attention of the Chief Compliance Officer, any communication received that contains a nonpublic or confidential information about a security or issuer that is inappropriate for receipt by the employee. Employees should bring to the Chief Compliance Officer’s attention the receipt of any other information that may reasonably be of concern (e.g., possible illegal activities, allegations of misconduct on the part of any employee, allegations of mistreatment of any client).

ACTION REQUIRED TO BE TAKEN

All DoubleLine Personnel are responsible for bringing to the attention of the Chief Compliance Officer any client complaints. RESPONSIBLE PARTY: All Personnel.

B.	Responsibility of the Chief Compliance Officer

1.	Review and Reporting

Upon being notified of a complaint, the Chief Compliance Officer shall promptly review the complaint and make a determination as to whether, in light of any such review, the facts underlying the complaint indicate a need to notify the Companies’ legal counsel or otherwise take any immediate action including imposition of restrictions or heightened supervision with respect to any individual or Supervisor and/or is otherwise indicative of a weakness or other shortcoming in the Companies’ procedures or policies.

Upon notification of a matter not involving a complaint, the Chief Compliance Officer shall undertake such review and take such additional action as the Chief Compliance Officer shall think appropriate.

2.	Acknowledgement

The Chief Compliance Officer, working with the applicable senior management, will arrange for an acknowledgement to be sent in response to all written complaints.

3.	Documentation

For each written complaint, the Chief Compliance Officer shall create a record, which shall include the complainant’s name and address; the date the complaint was received; the name of any Personnel identified in the complaint and the identification of any Personnel responsible for subject matter of the complaint; a description of the nature of the complaint; and the disposition of the complaint.

For each complaint, the Chief Compliance Officer shall also maintain a narrative (or correspondence) involving any review or investigation and follow up activities, indicating who undertook the investigation, what the findings were and what follow-up steps have been taken.

ACTION REQUIRED TO BE TAKEN

Upon notification of a complaint or certain other matters, Chief Compliance Officer shall make such review and make such filings as are appropriate and cause the Companies to acknowledge any such complaint in writing. The Chief Compliance Officer shall also be responsible for appropriate documentation regarding the above.

RESPONSIBLE PARTY: Chief Compliance Officer

DOCUMENT RETENTION REQUIREMENT

Document: Documents related to all client complaints.

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years from the end of the fiscal year in which the event occurs.

Regulatory Reference: Best Practice

XII.    ANNUAL REVIEW BY TRUSTEES

No less frequently than annually, the Chief of Compliance and other senior management shall furnish a written report to the Trustees, which shall:

•	describe any issues arising under the Code of Ethics or “material compliance matter,” as such term is defined at Rule 38a-1(e)(2) of the Investment Company Act, not previously reported to the Trustees, including any information regarding sanctions and remedial actions taken in response thereto;

•	list all waivers given by quantity and type and describe any waivers that might be considered material or important by the Trustees;

•	list all approvals of investments in IPOs and Limited Offerings that were granted;

•	certify that the Chief Compliance Officer has reviewed the Code and the compliance and supervisory policies and procedures of the Companies and has found that they are reasonably designed to prevent violations of the Federal Securities Laws and of the Code itself.

The Chief Compliance Officer shall provide reports similar to those described above (and elsewhere in the Code) to the boards of trustees (or directors) of other registered investment companies for which an Adviser serves as an adviser or sub-adviser.

DOCUMENT RETENTION REQUIREMENT

Document: Annual Reports to Trustees/Directors

Responsible Party: The Chief Compliance Officer

Maintenance Period: A minimum of five years after the end of the fiscal year in which the report was made, such document to be retained for the first two years in an appropriate office of the Companies and, thereafter, in an easily accessible place.

Regulatory Reference: Advisers Act Rule 204-2 and Investment Company Act Rule 17j-1

New Employee Introduction (as of August 2013)

Exhibit I. A.

☐	Overview of DoubleLine and affiliates

☐	Overview of DoubleLine executive management

☐	Compliance Policies and Procedures

•	G drive

☐	Code of Ethics

•	Overview

•	Securities Account Reporting—Initial/ Quarterly/ Annual

•	Initial reports-within ten days

•	Trading Reporting/Preclearance

•	Sixty Day Holding Period

•	Trading in closed-end funds managed by an Adviser

•	Outside Business Activities

•	Political contributions

•	Gifts

☐	Overview of Insider Trading Policy

☐	Anti-Money Laundering-Customer Identification Procedures (AML-CIP)

☐	Briefer to check this box if Anti-Money Laundering Training is required

☐	Overview of Privacy Policy

☐	Overview of Email, Electronic Communications and Social Media Policy

☐	Overview of Foreign Corrupt Practices Act

☐	Overview of BCP procedures

I have been briefed on DoubleLine’s compliance policies and procedures and acknowledge that the briefing is not a substitution for reading and referring to DoubleLine’s compliance policies and procedures, including the Code of Ethics.

Signature:

Print Name:

Date:

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOUBLELINE INCOME SOLUTIONS FUND

DOUBLELINE FUNDS TRUST

DOUBLELINE EQUITY FUNDS

DOUBLELINE CAPITAL LP

DOUBLELINE EQUITY LP

DOUBLELINE COMMODITY LP

DOUBLELINE GROUP LP

ACKNOWLEDGEMENT OF INITIAL RECEIPT

OF

CODE OF ETHICS

This acknowledgement must be signed and returned to the Chief Compliance Officer.

I hereby acknowledge that I have read the Code of Ethics for DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Funds Trust, DoubleLine Equity Funds, DoubleLine Equity LP, DoubleLine Commodity LP, DoubleLine Group LP, and DoubleLine Capital LP (which contains the Insider Trading Policy for DoubleLine Funds Trust, DoubleLine Equity Funds, DoubleLine Equity LP, DoubleLine Commodity LP, and DoubleLine Capital LP) and have had an opportunity to review any portions thereof with my supervisor and the Chief Compliance Officer or other member of the Compliance Department. By signing below, I agree to perform fully in accordance with such provisions of the Code of Ethics as are applicable to me, including the requirement that I promptly report to the Chief Compliance Officer any violation of the Code of which I become aware. I understand that my failure to fully comply with all applicable provisions may subject me to disciplinary action up to and including termination and can also subject me to fines, penalties and even criminal actions and result in significant reputational harm.

Signature:

Print Name:

Date:

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOUBLELINE INCOME SOLUTIONS FUND

DOUBLELINE FUNDS TRUST

DOUBLELINE CAPITAL LP

DOUBLELINE EQUITY LP

DOUBLELINE COMMODITY LP

DOUBLELINE GROUP LP

DOUBLELINE EQUITY FUNDS

ACKNOWLEDGEMENT OF INITIAL RECEIPT

OF

CODE OF ETHICS (CONSULTANTS)

This acknowledgement must be signed and returned to the Chief Compliance Officer.

I have received and read the Code of Ethics (which contains the Insider Trading Policy for DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Funds Trust, DoubleLine Equity Funds, DoubleLine Equity LP, DoubleLine Commodity LP, DoubleLine Group LP and DoubleLine Capital LP) for DoubleLine Funds Trust, DoubleLine Equity Funds, DoubleLine Capital LP and DoubleLine Equity, LP (collectively, “DoubleLine”). I understand that, as a consultant, I may be exposed to certain information pertaining to DoubleLine’s portfolio management or trading strategies, including securities traded by DoubleLine on behalf of its clients.

If I am exposed to such information, I will notify the Chief Compliance Officer immediately. I understand that, in such cases, I may be required to conform to the requirements of the Code of Ethics for access persons.

Signature:

Print Name:

Date:

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOUBLELINE INCOME SOLUTIONS FUND

DOUBLELINE FUNDS TRUST

DOUBLELINE EQUITY FUNDS

DOUBLELINE CAPITAL LP

DOUBLELINE EQUITY LP

DOUBLELINE COMMODITY LP

DOUBLELINE GROUP LP

ACKNOWLEDGEMENT OF RECEIPT OF AMENDED

CODE OF ETHICS

This acknowledgement must be signed and returned to the Chief Compliance Officer.

I hereby acknowledge that I have received a copy of the amended Code of Ethics for DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Funds Trust, DoubleLine Equity Funds, DoubleLine Equity LP, DoubleLine Commodity LP, DoubleLine Group LP and DoubleLine Capital LP (which contains the Insider Trading Policy, dated as of                     , and have had an opportunity to review any portions thereof with my supervisor and a member of the Compliance Department. By signing below, I agree to perform fully in accordance with such provisions of the Code of Ethics as are applicable to me, including the requirement that I promptly report to the Chief Compliance Officer any violation of the Code of which I become aware. I understand that my failure to fully comply with all applicable provisions may subject me to disciplinary action up to and including termination and can also subject me to fines, penalties and even criminal actions and result in significant reputational harm.

Signature:

Print Name:

Date:

Exhibit VII. A1.

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOUBLELINE INCOME SOLUTIONS FUND

DOUBLELINE FUNDS TRUST

DOUBLELINE EQUITY FUNDS

DOUBLELINE CAPITAL LP

DOUBLELINE EQUITY LP

DOUBLELINE COMMODITY LP

DOUBLELINE GROUP LP

Annual or Initial Holdings Report

Data is complete as of

Account (Brokerage firm name)	Account Number	CUSIP	Security Name	# shares	Total $	Notes

(For initial reports: Account statements may be attached if they are within ten days of the date of hire. If the date of this report is more than ten days after the date of the account statements, this chart shall be updated with any changes, or if none, so state.)

(For annual reports: Account statements may be attached if they are within forty-five days of the date that this report is required to be submitted. If the date of this report is more than forty-five days after the date of the account statements, this chart shall be updated with any changes, or if none, so state.)

(If I annotate that the Companies have my account statements on file, I have reviewed those files for completeness and accuracy.)

SIGNATURE

TYPE OR PRINT NAME

DATE

VII A-3

Exhibit VII A2

DoubleLine Capital LP

DoubleLine Equity LP

DoubleLine Commodity LP

DoubleLine Group LP

Sample Request for Duplicate Confirmations and Statements

Date:

[Address of Outside Firm]

RE:    (NAME OF INDIVIDUAL)

          ACCOUNT #

Dear Sir/Madam:

Please be advised that [insert employee name] is an employee of DoubleLine Capital LP, DoubleLine Equity LP, DoubleLine Commodity LP or DoubleLine Group LP (“DoubleLine”) and in compliance with NASD conduct rule 3050, Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended, and/or DoubleLine’s employee Code of Ethics, this account is subject to a requirement that duplicate account statements and trade confirmations be sent to our compliance department at the address below:

In connection with the above account, please send duplicate confirmations and account statements to my employer at the following address:

Attn: Chief Compliance Officer

DoubleLine Capital LP/DoubleLine Equity LP/ DoubleLine Commodity LP /DoubleLine Group LP

333 South Grand Ave, Suite 1800

Los Angeles, CA 90071

If you have any questions or comments relative to the foregoing, please do not hesitate to contact me. Thank you for your kind attention to this matter.

Very truly yours,

VII A-3

Exhibit VII A.3. Code of Ethics—version November 2012

QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS—Quarter ending Month xx, 20xx

A. Trading Activity. Please list all reportable transactions or you may attach current statements and indicate “no trades other than the trades listed on the attached statements from                     ” [include name(s) of all brokerage accounts]. If duplicate statements for ALL accounts are being provided to DoubleLine, you may check the box “No reportable trades other than the trades listed on duplicate statements provided to Compliance.”

If you have not made any reportable transactions, please check the box for “NO TRADES”.

Date of Trans.	Type	Security Name	Symbol/Cusip	Quantity	Price	Broker	Account Number

☐	“No Reportable trades other than the trades listed on duplicate statements provided to Compliance.”

☐	No trades.

B. New Accounts. Have any new brokerage accounts been established in the most recent quarter in which securities were held for your direct or indirect benefit?    ☐  Yes    ☐  No

If yes, please list.

Account Name	Brokerage Firm or Bank Name	Account Number	Date Established

C. Political Contributions: Have you made any political contributions in the past quarter?    ☐  Yes    ☐  No    If yes, please list:

Recipient	City & State (location) of election	Election (year & type) Ex: 2010 general election or 2010 primary election	Candidate for office of (ex. President, Governor, Mayor)	Were you eligible to vote in the election? (Y or N)	Date of Political Contribution	Total $

D. Social Media. Have you used personal social media to conduct DoubleLine business during the past quarter?    ☐  Yes    ☐  No

E. I confirm that the above information is complete and accurate.

Printed Name	Signature	Date Completed

VII A-3

EXHIBIT VIII

POLICY REGARDING SPECIAL TRADING PROCEDURES

FOR SECURITIES OF CERTAIN CLOSED-END FUNDS

Effective as of January 1, 2012

(as amended on August 21, 2013)

I.	Introduction

The Companies (as defined in the Code) have adopted the Code of Ethics (the “Code”), which contains an Insider Trading Policy and Procedures which, among other things, prohibits inappropriate insider trading in any securities, and prohibits all employees from improperly using or disclosing material, non-public information. These special procedures govern trading by DoubleLine Personnel (other than Disinterested Trustees) in securities of closed-end funds managed by an Adviser.

II.	Persons to Whom this Special Trading Policy Applies

This Special Trading Policy applies to all DoubleLine Personnel (other than Disinterested Trustees) as well as to any transactions in securities participated in by family members, trusts or corporations controlled by DoubleLine Personnel. In particular, this Policy applies to securities transactions by:

•	the DoubleLine Personnel’s spouse;

•	the DoubleLine Personnel’s minor children;

•	any other relatives living in the DoubleLine Personnel’s household;

•	a trust in which the DoubleLine Personnel has a beneficial interest, unless such DoubleLine Personnel has no direct or indirect control over the trust;

•	a trust as to which the DoubleLine Personnel is a trustee;

•	a revocable trust as to which the DoubleLine Personnel is a settlor;

•	a corporation of which the DoubleLine Personnel is an officer, director or 10% or greater stockholder; or a partnership of which the DoubleLine Personnel is a partner (including investment clubs), unless the DoubleLine Personnel has no direct or indirect control over the partnership.

The family members, trust and corporations listed above are referred to as “Related Persons.”

III.	Securities to which this Special Trading Policy applies

Unless stated otherwise, this Policy and the following Special Trading Procedures apply to all transactions by DoubleLine Personnel and their Related Persons involving any securities of the closed-end funds for which an Adviser or one of its affiliates acts as an investment manager, investment advisor or sub-advisor (the “Closed-End Funds”). The current list of Closed-End Funds is set forth on Appendix 1 hereto. For purposes of this policy, the securities of the Closed-End Funds themselves are referred to as the “Prohibited Securities.” Exhibit 1 may be revised from time to time; and, therefore, DoubleLine Personnel should contact the CCO prior to executing a personal transaction involving any closed-end fund that is managed, advised or sub-advised by an Adviser or any of its affiliates to determine whether the securities involved in the proposed transaction are Prohibited Securities.

IV.	Special trading procedures relating to the prohibited securities

A.	Preclearance and conditions for personal trading

All investment transactions in Prohibited Securities in which DoubleLine Personnel and/or a Related Person has or will acquire a Beneficial Ownership interest must be precleared by the CCO, using a specially designed form which generally will be similar to the form provided as Appendix 2 to these procedures, including any forms present in any automated or electronic preclearance system.

THERE IS NO DE MINIMIS EXCEPTION FOR PERSONAL TRADING IN PROHIBITED SECURITIES. EMAIL MAY NOT BE USED TO REQUEST AUTHORIZATION TO PRECLEAR A TRADE OF PROHIBITED SECURITIES, EXCEPT TO FORWARD A SIGNED COPY OF THE SPECIALLY DESIGNED FORM.

Preclearance shall be requested by completing and submitting a copy of the applicable preclearance request form to the CCO. No investment transaction subject to preclearance may be effected prior to receipt of written or electronic authorization of the transaction by the CCO. The authorization and the date of authorization will be reflected on the preclearance request form. Any preclearance granted will only be granted for the remainder of the day on which such preclearance is granted. Any transaction, or portion thereof, not completed that same business day will require a separate preapproval.

The CCO may undertake such investigation as he or she considers necessary to determine that the investment transaction for which preclearance has been sought complies with the terms of the Code and this Special Trading Policy and is consistent with the general principles described at the beginning of the Code. The CCO may consider, and reject a requested trade based on, any matter that he or she believes would make, or would be perceived to make, such trade improper.

In order for DoubleLine Personnel to make an initial purchase of one of the Closed-End Funds, such Closed-End Fund must have completed all of its initial common and preferred shares offerings and not otherwise be engaged in an offering of its shares.

The Advisers reserve the right to impose a minimum purchase amount of Prohibited Securities. Such a limitation may be necessary to assist in controlling potential regulatory risks related to Access Persons’ regulatory filing obligations.

B.	Blackout Periods

DoubleLine Personnel may not purchase or sell shares of a Closed-End Fund during the following period:

from the three-week period prior to a quarterly board meeting (or, if earlier, the time when internal dividend discussions regarding the proposed dividends to be declared at that meeting become material) until after the two business days following the issuance of the press release regarding dividends declared at that meeting; and

the CCO may impose additional blackout periods for trading in a Closed-End Fund as necessary.

C.	Holding Period

DoubleLine Personnel may only invest in a Closed-End Fund as a long-term investment. The Code enforces a minimum six-month holding period, which means DoubleLine Personnel may not sell shares of a Closed-End Fund within six months of purchasing them, or purchase shares of a Closed-End Fund within six months of selling them. Any violation of this six-month holding period will require disgorgement of any profits. Certain DoubleLine Personnel may be required to file forms promptly with the SEC regarding their transactions in shares of a Fund. For additional details, please review the “Procedures with Respect to Fund Obligations under Section 16 of the Securities Exchange Act of 1934” otherwise known as the Section 16 Policy. You may not be able to sell shares of a Closed-End Fund notwithstanding your compliance with the holding period requirement, including, for example, if a blackout period applies. A blackout period may apply for an extended period of time and you may not be able to sell shares of a Closed-End Fund when you wish, if at all.

D.	Conditions of Approval/Preclearance

When requesting preclearance to transact in a Prohibited Security, DoubleLine Personnel generally will attest that they:

•	Are in compliance with the Code in making the request to trade a Prohibited Security

•	Are not trading on material, non-public information

•	Will make all necessary regulatory filings

•	Understand that any preapprovals are only good through the end of the same business day that preapproval is granted and that they must receive a new preapproval to trade on the following business day

•	Are not purchasing a Prohibited Security within six months of a sale of a Prohibited Security of the same Closed-End Fund

•	Are not selling a Prohibited Security within six months of a purchase of a Prohibited Security of the same Closed-End Fund and are not creating a short position

•	Are not entering into a Contrary Transaction (opposite advice given to a Client)

•	Are meeting any other conditions listed on the form and within the Code.

E.	Post-Trade Reporting and Attestations

DoubleLine Personnel shall submit to the CCO a report of every securities transaction in Prohibited Securities in which he or she and any of such DoubleLine Personnel’s Related Persons have participated as soon as practicable following the transaction. Such reports shall conform to the requirements of the Code. In addition, on an annual basis, each DoubleLine Personnel must confirm the amount of Prohibited Securities which such person and his/her Related Persons beneficially own.

DoubleLine Personnel (and not a Fund or an Adviser) are personally responsible for ensuring that their transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 144 under the Securities Act of 1933. DoubleLine Personnel have sole responsibility for any and all reports required under the Exchange Act and any applicable rules or regulations thereunder, such as Forms 3, 4 and 5. DoubleLine Personnel are advised to review carefully the requirements of the Funds’ Section 16 Policy to ensure that any omission by DoubleLine Personnel to make any such report does not inadvertently cause the Adviser or any of the Closed-End Funds to fail to meet applicable reporting requirements.

Each DoubleLine Personnel shall attest, on an annual basis, that he or she has reviewed and understands (i) his or her filing requirements under Sections 16(a) and 16(b) of the Exchange Act, as discussed above (including Forms 3, 4 and 5), and (ii) the Advisers’ policy regarding material, non-public information under the Code.

F.	Resolving Issues Concerning Insider Trading

If you have any doubts or questions as to whether any information that you possess regarding a Fund is material or non-public, or as to the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact the CCO before trading or communicating the information to anyone. Until these doubts or questions are satisfactorily resolved, you should presume that the information is material and non-public and you should not trade in the securities or communicate the information that you possess to anyone.

G.	Penalties

Penalties for failing to comply with this Exhibit shall include all penalties described within the Code. By way of example and not limitation, penalties for failing to comply with the requirements of this Exhibit may include required disgorgement, the timing of which may not be advantageous to the tax or other financial considerations of the DoubleLine Personnel, as well as the disgorgement described under Section 16(b) of the Exchange Act. It is anticipated that DoubleLine Personnel failing to comply with the requirements of this Exhibit could be barred from trading any of the Funds listed on Appendix 1—or any future closed-end funds to be managed by the Adviser.

H.	Modifications and Waivers

The Companies reserve the right to amend or modify this Policy Statement at any time. Waiver of any provision of this Policy Statement in a specific instance only may be authorized in writing as described within the Code.

Appendix 1 to Exhibit VIII:

List of Closed-End Funds

DoubleLine Opportunistic Credit Fund

DoubleLine Income Solutions Fund

Appendix 2 to Exhibit VIII

DOUBLELINE OPPORTUNISTIC CREDIT FUND (DBL)

DOUBLELINE INCOME SOLUTIONS FUND (DSL)

REQUEST FOR PREAUTHORIZATION—PERSONAL TRADES—CLOSED END FUNDS

Any preapproval with respect to a transaction in shares of DBL or DSL is only good through the end of the same business day that pre-approval is obtained. Any transaction, or portion thereof, not completed that same business day will require a separate approval.

Date:

Name:

Name of Security	Symbol CUSIP	Price if limit order	Buy or Sell	#of Shares/Units	Brokerage Firm	Account Number	Check if Private Placement

If an option or warrant, describe the underlying security:

•	I request pre-approval authorization to effect transaction(s) in the security indicated above for my personal account(s) or another account(s) in which I have a beneficial interest. I am familiar with and certify that this request is made in compliance with the Code of Ethics.

•	I am not in possession of material, non-public information concerning the securities listed above, and I have consulted with the Chief Compliance Officer or his or her designee if I have any doubts regarding whether information in my possession may be material, non-public information regarding such securities.

•	If buying, I have not made a sale of a security listed above within SIX MONTHS of this trade date, and I understand that I may not be able to sell the shares I intend to purchase for an extended period of time because of the required holding period and, potentially, an extended blackout period.

•	If selling, I have not made a purchase of a security listed above within SIX MONTHS of this trade date AND this trade will NOT result in a short position.

•	Unless indicated, this purchase is not an IPO or private placement.

•	If I am a portfolio manager, trader or analyst: This transaction is not a Contrary Transaction (opposite of investment advice given to clients.)

•	I understand that any preapprovals are only good through the end of the same business day that preapproval is granted, and I must receive a new preapproval to trade on the following business day.

•	I am solely responsible for all regulatory filings related to my trading activity in DBL or DSL, as applicable.

•	I have read, understand and agree to the terms of the preauthorization to trade DBL or DSL, as applicable, including the Code of Ethics requirements for personal trading.

Transaction Authorized

By:

Date:

Signature of Person Requesting Authorization

Exhibit VIII C

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOULELINE INCOME SOLUTIONS FUND

DOUBLELINE FUNDS TRUST

DOUBLELINE EQUITY FUNDS

DOUBLELINE CAPITAL LP

DOUBLELINE EQUITY LP

DOUBLELINE COMMODITY LP

DOUBLELINE GROUP LP

REQUEST FOR PREAUTHORIZATION—PERSONAL TRADES

Any transaction as to which pre-approval has been obtained must be completed two business days following the day pre-approval is obtained. Any transaction, or portion thereof, not so completed will require a New Approval. I will apply for an extension if required.

Date:

Name:

Name of Security	Symbol CUSIP	Price if limit order	Buy or Sell	#of Shares/Units	Brokerage Firm	Account Number	Private Placement?

If an option or warrant, describe the underlying security:

•	I request pre-approval authorization to effect transaction(s) in the security indicated above for my personal account(s) or another account(s) in which I have a beneficial interest. I am familiar with and certify that this request is made in compliance with the Codes of Ethics.

•	I am not in possession of material, non-public information concerning the securities listed above.

•	If selling, I have held this security for more than sixty days.

•	Unless indicated, this purchase is not an IPO or private placement.

•	If I am a portfolio manager, trader or analyst: This transaction is not a Contrary Transaction (opposite of investment advice given to clients.)

Transaction Authorized

By:

Date:

Signature of Person Requesting Authorization

Exhibit X. A.

Exhibit X. A.

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOUBLELINE INCOME SOLUTIONS FUND

DOUBLELINE FUNDS TRUST

DOUBLELINE EQUITY FUNDS

DOUBLELINE CAPITAL LP

DOUBLELINE EQUITY LP

DOUBLELINE COMMODITY LP

DOUBLELINE GROUP LP

ANNUAL NON-CASH COMPENSATION—ACKNOWLEDGEMENT AND CERTIFICATION

Instructions: Complete all sections of form. If not applicable, please indicate N/A or None.

Name	Date

I hereby acknowledge and certify that I understand the rules and procedures under the DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Funds Trust, DoubleLine Equity Funds, DoubleLine Equity LP, DoubleLine Group LP, DoubleLine Commodity LP and DoubleLine Capital LP Code of Ethics regarding Non-Cash Compensation and Gifts.

I further certify that during the last twelve months I have not directly or indirectly accepted or made payments or offers of payments of any non-cash compensation, except for:

a)	usual and customary promotional items, of de minimis value, such as hats, pens, T-shirts, and similar items marked with a vendor’s logo

b)	gifts of nominal value (i.e. under $100 to or from any single individual associated with a vendor per year) or;

c)	an occasional meal or entertainment such as a sporting event, a show, or comparable events, with the vendor present. If the vendor does not accompany you to such events then the cost of the tickets are subject to the gift and dollar limitations above. All entertainment or meals should be neither so frequent nor so extensive as to raise any question of propriety and may not be preconditioned on achievement of a sales target or volume of trades.

Report all gifts given or received below (you are not required to report the usual or customary promotional items such as hats, pins, t-shirts, and similar items marked with a vendor’s logo):

For period January 1,         through December 31,         .

Date	Gift Description	From whom received or to whom given Name/Organization	Est. Value

Signature:

DoubleLine Group LP

DoubleLine Equity LP

DoubleLine Commodity LP

DoubleLine Group LP

Code of Ethics

Exhibit X.B.

Initial Political Contributions Report

Data is complete as of

Please indicate all political contributions made for the two-year period prior to the date of this report. Contributions to political parties need not indicate election cycle or candidate, unless the contribution to the political party was earmarked for a particular election or candidate. Political contributions to political action committees also must be indicated on this form. All political contributions must be recorded on this form, regardless of the size of the contribution.

Please list in chronological order, starting oldest to newest.

☐	None.

Recipient	City and State (location) of election	Election (year and type. Ex. 2011 general election or 2012 primary election)	Candidate for office of (ex. President, Governor, Mayor)	Were you eligible to vote in the election (Yes or No)	Date of Political Contribution	Total $

I certify that the above information is complete and correct. I further certify that I have not paid or otherwise influenced another to make a political contribution.

SIGNATURE

TYPE OR PRINT NAME

                     DATE

DOUBLELINE CAPITAL LP

DOUBLELINE EQUITY LP

DOUBLELINE COMMODITY LP

DOUBLELINE GROUP LP

Foreign Corrupt Practices Act (FCPA) Questionnaire

Exhibit XI D

In keeping with DoubleLine’s adherence to the Foreign Corrupt Practices Act (FCPA), we require that all new Access Persons (and certain other persons) complete this questionnaire. Please respond to questions 1 and 2 below.

1. Are you now or have you ever been a Non-U.S. Government Official?*

Yes                                          No

If you answered yes to this question, please complete the information requested below:

Your Name
Official Title
Name of Government Body (Agency, Regulator, State Owned Entity, Ministry, etc.)
Country
Dates you were (are)Non-U.S. Government Official	From (mm/dd/year) To (mm/dd/year)
Describe the Scope of your responsibilities

Attach additional information if more than one person and /or with more than one government body.

2. Is any member of your family (e.g., Spouse/Partner, Parent, Grandparent, In-laws, Sibling, Child,) a Non-U.S. Government Official, or do you have a close relationship with a Non-U.S. Government Official who has the ability to influence DoubleLine’s Business?

Yes                                         No

If you answered yes to this question, please complete the information requested below:

Your Name
Name of Non-U.S. Government Official
Official Title
Name of Government Body (Agency, Regulator, State owned Entity, Ministry, etc.)
Country
Dates this Individual was (is) Non-U.S. Government Official	From (mm/dd/year) To (mm/dd/year)
Describe the scope of this Official’s responsibility
Did this Non-U.S. Government Official refer you to DoubleLine?	Yes No

Attach additional information if more than one position and/or with more than one government body.

Print Name	Signature	Date

DoubleLine defines a *Non-U.S. Government Official as:

“Non-U.S. Government Official” is broadly defined and includes any employee, agent or representative of a non-US government, and any non-US political party, party official or candidate. This can include royalty, non-US legislators, representatives of non-US state-owned enterprises and sovereign wealth funds, trade delegations, and employees of public international organizations (including but not limited to the United Nations, the International Monetary Fund, the World Bank and many other international agencies), regardless of rank or position, and any individuals acting on behalf of a Non-U.S. Government Official.

This may involve activities done on a paid or unpaid basis.

Exhibit XI E

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOUBLELINE INCOME SOLUTIONS FUND

DOUBLELINE FUNDS TRUST

DOUBLELINE EQUITY FUNDS

DOUBLELINE CAPITAL LP

DOUBLELINE EQUITY LP

DOUBLELINE COMMODITY LP

DOUBLELINE GROUP LP

REQUIRED ANNUAL ATTESTATIONS AND DISCLOSURES

DATE:

TO:         CHIEF COMPLIANCE OFFICER

FROM:

Please read this form carefully. Answer all questions completely, sign, date and return this form to the Chief Compliance Officer.

REQUIREMENT TO KEEP THIS INFORMATION CURRENT: You are required to promptly provide updated information, in writing, to the Chief Compliance Officer in the event any of the information that you report below changes or becomes inaccurate in any way.

1.	I have received or have access to the DoubleLine Capital LP, DoubleLine Equity LP, DoubleLine Commodity LP (each an “Adviser”), DoubleLine Group LP, DoubleLine Opportunistic Credit Fund (“DBL”), DoubleLine Income Solutions Fund (“DSL”) DoubleLine Funds Trust and DoubleLine Equity Funds (collectively, the “Trust”) (collectively the “Companies”) Code of Ethics (the “Code”).

2.	I am aware that the policies and procedures set forth in the Code are designed to assist me, the Companies and the Companies’ employees in compliance with legal and regulatory requirements, the Companies’ own internal standards, and to maintaining the trust and confidence of those individual with whom the Companies conducts business and to upholding high standards of integrity and business ethics.

3.	I have read and understand the Code and I agree to comply with it fully.

4.	I understand that any failure on my part to comply with all applicable laws, regulations, or requirements and the policies and procedures set forth in the Code may have serious adverse consequences for both me and the Companies and can lead to disciplinary actions by the Companies against me up to and including termination.

5.	If at any time I have any doubt, whatsoever, as to the correct policy or procedure to follow in relation to any matter covered by the Code, or if I am unclear as to the meaning or effect of anything contained in the Code, I agree to consult with legal or compliance personnel.

6.	If I am a new hire or otherwise new as an Access Person, I will provide records showing any and all political contributions made during the two year period prior to my becoming an Access Person. If this is my annual attestation, I have made all political contributions pursuant to requirements of the Code of Ethics and have made all such reports as are required by the Code of Ethics. If I have made no political contributions during the two-year period prior to my becoming an employee or in the year since my last annual attestation, I have indicated “None” on the following line.

7.	Since my date of employment with any of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have complied fully with the Companies’ policies on directorships of public or private companies and, except with respect to the Companies, or as otherwise disclosed below, I do not currently serve as a director of any public or private companies. (If none, please indicate “None”)

8.	Since my date of employment with either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have complied fully with the Companies’ policies on outside business activities and, except with respect to the Companies, or as otherwise disclosed below, I am not currently engaged in any other business activities, or employed or compensated by any other person or serve as an officer, partner or employee of any business organization. (If none, please indicate “None”)

9.

Since my date of employment with either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have complied fully with the Companies’ policies on the reporting of accounts and transactions involving securities and other financial products. Without limiting the foregoing, I have notified the Companies with respect to all outside accounts opened for the purchase, holding or disposition of any financial products that are beneficially owned by: (i) me; (ii) my spouse or domestic partner; (iii) my child or a child of my spouse or domestic partner, provided, in each case, the child resides in the same household with, or is financially dependent upon, me; and (iv) any account as to which I have discretionary authority or direct influence or control, including any account for which I act as trustee, executor or custodian, but excluding any account for a client to the extent the discretion is exercised on behalf thereof. I have also notified the Companies with respect to accounts beneficially owned by any Immediate Family Member, as hereinafter defined, that shares a household with me, unless I have no direct or indirect influence or control over such account. For purposes of the foregoing, the term “Immediate Family Member shall mean, any grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in law, brother-in law, or sister-in-law. In addition, in connection with each account, I have requested that duplicate copies of confirmations and account statements be provided to the Companies and have notified the Companies of all changes thereto.

10.	Since my date of employment with either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have complied fully with the Companies policies on the filing of Holdings Report Notification forms with respect to transactions in financial products are beneficially owned by: (i) me; (ii) my spouse or domestic partner; (iii) my child or a child of my spouse or domestic partner, provided, in each case, the child resides in the same household with, or is financially dependent upon, me; (iv) an Immediate Family Member that shares a household with me, unless I have no direct or indirect influence or control over such transaction.

11.	Since my date of employment with either of the Companies or the date of execution of my last Annual Attestation and Disclosure Form, whichever is later, I have not received any third party compensation, except as indicated below. (If none, please indicate “None”)

12.	I acknowledge the confidential nature of nonpublic information regarding our clients. Consistent with applicable policies and guidelines, I will respect and safeguard the privacy of our clients and the confidential nature of their information. Without limiting the general nature of this commitment, I will not access or seek to gain access to confidential information regarding any past or present client, except in the course of fulfilling my job responsibilities. I understand that in this context, confidential information is considered to be all nonpublic information that can be personally associated with an individual.

I will not use another person’s computer sign-on or computer access code or provide another the use of my sign-on code to gain access to confidential information without proper authorization. I will not disclose confidential information to those who are not authorized to receive it. In addition, I will not, without proper authorization, copy or preserve by paper writing, electronic, or any other means confidential information, nor will I disseminate any such information without proper authorization. If I am in doubt about whether the authorization provided is proper, I will consult the Companies’ Compliance or legal personnel for guidance.

I acknowledge the receipt of my ID’s and Passwords. I understand that passwords are the equivalent of my signature. I understand that I will only access information that is required for me to perform my assigned tasks. I acknowledge that if I disclose passwords to any other person, I will be fully accountable and responsible for any use or misuse by that individual to the same extent as if I had performed the act or omission. If I have any reason to believe that the confidentiality of my passwords has been violated, I will notify my supervisor immediately and ensure that the passwords are promptly changed.

13.	I have complied fully with the Companies’ insider-trading policy as set forth in the Code, and I have read and understand the Companies’ policy on the use of material, non-public information.

14.	I have reviewed and understand my personal obligations regarding the filing requirements under Sections 16(a) and 16(b) of the Exchange Act as they apply to me, including, but not necessarily limited to, Forms 3, 4 and 5.

15.	Authorization is hereby granted to the Companies to open any and all mail and monitor all forms of communication addressed to my attention and delivered to the Companies.

16.	Nothing has changed in my disclosures regarding non-US Government Officials and the Foreign Corrupt Practices Act since my last report. (Otherwise, I will complete a new form regarding non-US Government Officials and submit it with this attestation.)

17.	I understand that a willful misstatement or omission of information requested on this form, or a violation of any applicable federal or state law, regulatory or self-regulatory organization requirement, or any of the Adviser’s, DBL’s, DSL’s or the Trust’s policy or procedures, as set forth in the Code, or otherwise, may be considered grounds for termination of my employment and other disciplinary action by the Companies.

18.	I have not ever been charged with, pled guilty or nolo contondere (“no contest”) to or been convicted of a felony.

19.	I have not ever been charged with, convicted of, or pled guilty or nolo contendere in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses.

20.	I have not ever been named in or subject to any finding or disciplinary action of any kind imposed by any state, U.S.,. or non-U.S. regulatory or self-regulatory body with authority over any of the Companies’ lines of business or any aspect of the U.S. financial markets, such as but not limited to: the SEC, FINRA, Commodities Futures Trade Commission (“CFTC”) or National Futures Association (“NFA”).

21.

I have not ever been found by any U.S. Federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority to have made a false statement or omission, or to have been dishonest, unfair, or unethical; to have been involved in a violation of investment-related regulations or statutes; or to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted. I have not ever had a federal regulatory agency, state regulatory agency, or foreign financial regulatory authority prevent me from associating with an investment-related business, restrict my activity, enter an order against me in connection with an investment related activity, or impose a civil money penalty on me.

22.	I have not ever had a license or authorization to serve as a registered person or as someone in a similar capacity be denied, suspended or revoked, nor have I ever had a license or authorization to serve as an attorney, accountant or federal contractor either be suspended or revoked.

23.	I have not ever had a court enter any order or make any finding against me related to any investment-related statutes or investment related activities;, dismiss, pursuant to a settlement agreement, an investment related civil action brought against me by a state or foreign financial regulatory authority; enjoin, or otherwise limit, me from engaging in any investment-related activity or from violating any investment-related statute, rule, or order. I am not a party to any proceeding whatsoever that could lead to such a court order.

24.	I am not aware of any item that is required to be reported to any employer that hires me. I am not aware of any item related to me that any of the Companies would be required to report to any regulatory entity. I am not the subject of any regulatory or civil proceeding that could result in a change to the responses in this attestation.

SIGNATURE

TYPE OR PRINT NAME

                     DATE